Exhibit 4.1

Execution Version

SPECIALTY TRUST, INC.,

Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

INDENTURE

Dated as of July 1, 2005

Related to

SPECIALTY TRUST, INC.

COLLATERALIZED INVESTMENT NOTES

i

ARTICLE VI
TRUSTEE

SECTION 6 .01	DUTIES OF TRUSTEE	37
SECTION 6.02	NOTICE OF DEFAULT	39
SECTION 6.03	RIGHTS OF TRUSTEE	39
SECTION 6.04	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES	40
SECTION 6.05	MAY HOLD NOTES	40
SECTION 6.06	MONEY HELD IN TRUST	40
SECTION 6.07	COMPENSATION AND REIMBURSEMENT	41
SECTION 6.08	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR	42
SECTION 6.09	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR	43
SECTION 6.10	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE	43
SECTION 6.11	DISQUALIFICATION; CONFLICTING INTERESTS	43
SECTION 6.12	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY	43

ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 7.01	ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS	44
SECTION 7.02	PRESERVATION OF INFORMATION	44

ARTICLE VIII
SATISFACTION AND DISCHARGE

SECTION 8.01	SATISFACTION AND DISCHARGE OF INDENTURE	44
SECTION 8.02	APPLICATION OF TRUST MONEY	45

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.01	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS	46
SECTION 9.02	SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS	47
SECTION 9.03	EXECUTION OF SUPPLEMENTAL INDENTURES	48
SECTION 9.04	EFFECT OF SUPPLEMENTAL INDENTURES	48
SECTION 9.05	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES	48

ARTICLE X
REDEMPTION OF NOTES

SECTION 10.01	REDEMPTION	49

EXHIBIT A	FORM OF CERTIFICATED NOTE
EXHIBIT B	CERTIFICATE OF AVAILABLE ELIGIBLE COLLATERAL
EXHIBIT C	TRUSTEE’S CERTIFICATE
EXHIBIT D	REASSIGNMENT AND DELIVERY OF PLEDGED ASSETS
EXHIBIT E	FORM OF OPINION OF COUNSEL
EXHIBIT F	ISSUER ORDER
EXHIBIT G	NOTICE TO NOTEHOLDER
EXHIBIT H	PURCHASE CONFIRMATION
EXHIBIT I	NOTE REGISTER
EXHIBIT J	INVESTMENT APPLICATION
EXHIBIT K	NOTE PURCHASE AGREEMENT
EXHIBIT L	FORM OF OPINION OF TAX COUNSEL

PARTIES

     INDENTURE, dated as of July 1, 2005 (as amended or supplemented from time to time as permitted hereby, the “Indenture”), between Specialty Trust, Inc., a Maryland corporation (herein, together with its permitted successors and assigns, called the “Issuer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (together with its permitted successors hereunder, the “Trustee”).

PRELIMINARY STATEMENT

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Collateralized Investment Notes (the “Notes”), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Notes. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

GRANTING CLAUSE

     To secure the payment of the principal of and interest on the Notes and the performance of the additional covenants contained therein and in this Indenture, and in consideration of the premises and of the covenants contained herein and of the purchase of the Notes by the Holders thereof, and for other good and valuable consideration the receipt hereof which is hereby acknowledged, the Issuer does hereby grant, bargain, sell, release, convey, assign, pledge, transfer, mortgage and confirm unto the Trustee, and grant to the Trustee a security interest in, all and each of the following property: All Mortgage Loans, Short-Term Money Market Instruments and Cash, as shall be now or hereafter actually assigned and delivered to the Trustee with respect to the Notes, in each case delivered or intended to be delivered pursuant to the provisions of the definition of the term “Delivery” in Article I, together with all the proceeds thereof and additions thereto (herein collectively referred to as the “Pledged Assets”).

     Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture with respect to the Notes and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

     The Trustee acknowledges such Grant and accepts the trusts hereunder in accordance with the provisions of this Indenture.

ARTICLE I

DEFINITIONS

     SECTION 1.01. GENERAL DEFINITIONS.

     Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d).

     “ACCOUNTANT”: A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

     “ACT”: With respect to any Noteholder, as defined in Section 11.03.

     “AFFILIATE”: With respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “AGENT” means either “Authenticating Agent” or “Paying Agent.”

     “AUTHENTICATING AGENT” when used with respect to any particular series of securities means any Person named as Authenticating Agent for said series in the provisions of this Indenture creating said series until a successor Authenticating Agent therefor becomes such pursuant thereto, and thereafter “Authenticating Agent” shall mean such successor.

     “AUTHORIZED OFFICER”: Any officer of the Issuer or the Manager who is authorized to act and whose name appears on a list furnished by the Issuer to the Trustee, as such list may be amended or supplemented from time to time.

     “BASIC MAINTENANCE AMOUNT”: As of any Valuation Date, the Dollar amount equal to 100% of the aggregate principal amount of the Notes Outstanding.

     “BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “BUSINESS DAY”: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of Nevada, State of California and State of New York are authorized or obligated by law or executive order to be closed.

     “CASH”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

     “CERTIFICATE OF AVAILABLE ELIGIBLE COLLATERAL”: A certificate, substantially in the form of Exhibit B hereto, executed by an Authorized Officer of the Issuer, delivered to the Trustee with respect to any required valuation of Pledged Assets subject to the Lien of this Indenture.

     “CORPORATE TRUST OFFICE”: The principal corporate trust office of the Trustee located at 1761 East St. Andrew Place, Santa Ana, CA 92705 (Attn: Trust Administration-SY0501), or at such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee.

     “DEFAULT”: Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

     “DELIVER” OR “DELIVERED” OR “DELIVERY”: When used in connection with Pledged Assets:

     (a) with respect to Mortgage Notes or debt obligations that are not book-entry securities and are susceptible of physical delivery, when such Pledged Assets, accompanied by the Required Documentation, have been physically delivered to the Trustee or its nominee (as pledgee) and (i) in the case of Government Securities in bearer form, have been endorsed in blank or in the name of the Trustee or its nominee (as pledgee), (ii) in the case of bankers’ acceptances, commercial paper or other debt obligations, have been so registered or the transfer thereof to the Trustee or its nominee (as pledgee) has been otherwise effected in such manner that the Trustee or its nominee (as pledgee) is entitled to receive directly any payments on or with respect to such Pledged Assets and (iii) in the case of repurchase agreements, has been either (1) so registered or the transfer thereof to the Trustee or its nominee (as pledgee) have been otherwise effected in such manner that the Trustee or its nominee (as pledgee) is entitled to receive directly any payments on or with respect to such repurchase agreements, or (2) the Trustee or its nominee (as pledgee) has been made a party to any such repurchase agreement and, if necessary to insure that the Trustee or its nominee (as pledgee) be entitled to receive directly any payments on or with respect to such repurchase agreements, is in possession of any collateral securing such repurchase agreements; in each case in accordance with applicable law and regulation, including without limitation, regulations of the United States Government, rules and regulations of FHLMC, FNMA, GNMA and the UCC and procedures of any issuer or guarantor of, or custodian or registrar for, such Pledged Assets; or

     (b) with respect to book-entry securities, (i) when proper notification and/or instruction for the transfer of such securities to the Trustee or its nominee (as pledgee) has been given and the relevant depositary sends the Trustee or its nominee confirmation of the “purchase” (as such term is defined in the UCC) of such book-entry securities by the Trustee or its nominee (as pledgee) and also by book-entry or otherwise identifies such book-entry securities as belonging to the Trustee or its nominee (as pledgee) has been otherwise effected in such manner that the Trustee or its nominee (as pledgee) is entitled to withdraw or to receive directly any payments on or with respect to such book-entry securities; in each case in accordance with applicable law and regulation, including, without limitation, regulations of the United States Government, the UCC and procedures of any issuer or guarantor of, or custodian or registrar for, such book-entry security; or

     (c) with respect to demand deposits, time deposits or non-negotiable certificates of deposit, (i) when such deposits or certificates of deposit have been transferred to the name of the Trustee or its nominee (as pledgee) together with, in the case of non-negotiable certificates of deposit, physical delivery thereof to the Trustee or its nominee (as pledgee), or (ii) when the transfer of such deposits or certificates of deposit to the Trustee or its nominee (as pledgee) has been otherwise effected in such manner that the Trustee or its nominee (as pledgee) is entitled to withdraw or to receive directly any payments on or with respect to such deposits or certificates of deposit; in each case in accordance with applicable law and regulation; or

     (d) with respect to Cash, when such Cash is delivered to the Trustee or its nominee (as pledgee) in accordance with applicable law and regulation;

and, with respect to all such instruments, accompanied by evidence that appropriate financing statements have been filed in each jurisdiction in which financing statements are required to be filed.

     “DISCOUNTED VALUE”: Of any category of Eligible Collateral as of any date means an amount equal to the Market Value of such category of Eligible Collateral as of such date divided by the applicable Discount Factor for such category of Eligible Collateral, provided, that in no event shall the Discounted Value of any category of Eligible Collateral as of any date exceed the unpaid principal balance of such Eligible Collateral as of that date.

     “DISCOUNT FACTOR”: For each category of Eligible Collateral described below, the decimal fraction set forth opposite such type of Eligible Collateral below:

Cash and Short-Term Money Market Instruments	1.000

Mortgage Loans	1.250

The Discount Factor of any item of Eligible Collateral may be changed from that set forth in the Indenture in accordance with Section 4.10. In the event that new Eligible Collateral is to be included in the Pledged Assets, the Discount Factor relating to each item of such new Eligible Collateral will be established in accordance with the provisions of Section 4.10 and shall be appropriately set forth in a supplemental indenture to be entered into by the Issuer and the Trustee pursuant to Section 9.01.

     “ELIGIBLE COLLATERAL”: means Eligible Mortgage Loans, Short-Term Money Market Instruments and cash.

     “ELIGIBLE COLLATERAL ACCOUNT”: The trust account created and maintained pursuant to Section 4.05, which shall be entitled “Deutsche Bank National Trust Company, as trustee, in trust for Specialty Trust, Inc.” Certain funds deposited in the Eligible Collateral Account shall be held in trust for the Issuer as more fully described in Section 4.05 as Cash or in Short-Term Money Market Instruments.

     “ELIGIBLE MORTGAGE LOAN”: means each mortgage loan, that shall, as of the date it is pledged as collateral under the Indenture, among other things have an unpaid principal balance of not less than $25,000; have had a loan to value ratio at the most recent appraisal date of not more than 85%; and shall not be delinquent and have not been delinquent more than once during the preceding 12-month period. Eligible Mortgage Loan shall include any participation interest in a mortgage loan meeting the foregoing criteria.

     “EVENT OF DEFAULT”: The meaning specified in Section 5.01.

     “FDIC”: The Federal Deposit Insurance Corporation, or any successor thereto.

     “FHLMC”: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     “FNMA”: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     “GAAP”: Shall mean generally accepted accounting principles in effect in the United States.

     “GAAP Net Worth”: Shall mean the excess of total assets of Specialty Trust, Inc. and its consolidated subsidiaries, if any, over total liabilities of Specialty Trust, Inc. in accordance with GAAP.

     “GOVERNMENT SECURITIES”: Means direct obligations of the United States of America or any agency or instrumentality thereof or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof; provided that such direct obligations or guarantees are entitled to the full faith and credit of the United States of America and that any such obligations, other than United States Treasury Bills, provide that the United States of America has the obligation to repay, in a full and timely manner, any such securities.

     “GRANT”: To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Pledged Loan and related Mortgage Documents, or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, condemnation awards, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     “HIGHEST LAWFUL RATE”: The meaning specified in Section 11.16.

     “INDENTURE” or “THIS INDENTURE”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated “Articles”, “Sections”, “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

     “INDEPENDENT”: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Notes, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and with the approval of the Trustee, which approval shall not be unreasonably withheld, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     “ISSUER”: Specialty Trust, Inc., a Maryland corporation.

     “ISSUER ORDER” and “ISSUER REQUEST”: A written order or request that is dated and signed in the name of the Issuer by an Authorized Officer and delivered to the Trustee, substantially in the form attached hereto as Exhibit F.

     “LIEN”: means any mortgage, Lien, charge or encumbrance on or pledge of or security interest in any of the Trust Estate.

     “MANAGER”: Specialty Financial, a Nevada corporation, as manager of the Issuer under the Management Agreement, and its permitted successors and assigns thereunder.

     “MANAGEMENT AGREEMENT”: The second amended and restated management agreement dated as of January 1, 2004, between the Issuer and the Manager, pursuant to which the Manager will be obligated to manage and supervise the administration and servicing of the Pledged Assets securing the Notes, as such agreement may be amended or supplemented from time to time as permitted thereby.

     “MARKET VALUE”: As of any date the amount determined with respect to specific Eligible Collateral in the manner set forth below:

     (a) as to Mortgage Notes, the current aggregate unpaid principal balance of the Mortgage Note (as determined by the Issuer) or such lower amount reasonably determined by the Issuer to reflect circumstances such as serious delinquency, default, foreclosure or other acquisition of title of the related Mortgaged Property;

     (b) as to Short-Term Money Market Instruments, the aggregate unpaid principal amount evidenced by each such instrument (as determined by the Issuer by any reasonable method which the Issuer believes reliable, which may include the most recent report related to each such instrument received by the Issuer); and

     (c) as to Cash, the face value thereof.

     Notwithstanding the foregoing, the Market Value of any items of Eligible Collateral of the same type may be calculated in a pooled basis, applying the foregoing procedures to the aggregate pooled balance or amount thereof and allocating the aggregate Market Value so obtained to items with different Discount Factors on a pro rata basis, based on the unpaid principal amounts or face amounts determined as provided above.

     “MATURITY”: With respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity of the final installment of such principal or by declaration of acceleration or otherwise.

     “MORTGAGE”: The mortgage, deed of trust or other instrument creating a first Lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     “MORTGAGE DOCUMENTS”: The documents pertaining to a particular Pledged Loan including the Required Documentation delivered to the Trustee.

     “MORTGAGE LOAN”: Any loan secured by real property, including residential, commercial, multifamily, land and construction loans, located in any state.

     “MORTGAGE NOTE”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     “MORTGAGED PROPERTY”: The underlying property securing a Pledged Loan.

     “MORTGAGOR”: The obligor(s) on a Mortgage Note.

     “NOTE INTEREST RATE”: means interest rates on the Notes as established from time to time, with interest payable, at the election of the Noteholder, either monthly in arrears, or compounded monthly and paid annually or at maturity if earlier.

     “NOTEHOLDER” OR “HOLDER”: The Person in whose name a Note is registered in the Note Register.

     “NOTE PAYMENT ACCOUNT”: The trust account created and maintained by the Issuer pursuant to Section 3.03, which shall be entitled “Deutsche Bank National Trust Company, as trustee, in trust for registered holders of Specialty Trust, Inc. Collateralized Investment Notes.” Certain funds deposited in the Note Payment Account shall be held in trust for the Noteholders as more fully described in Sections 3.03, 5.02 and 5.08.

     “NOTE REGISTER”: As defined in Section 2.07.

     “NOTE REGISTRAR”: The Issuer shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

     “NOTES”: Any notes authorized by, and issued and delivered under, this Indenture.

     “OFFICERS’ CERTIFICATE”: A certificate signed by an Authorized Officer.

     “OPINION OF COUNSEL”: A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee.

     “OPINION OF TAX COUNSEL”: A written opinion of tax counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee. Any such Opinion of Tax Counsel may include limitations on the ability to rely on it to avoid tax penalties and other disclaimers necessary to comply with IRS Circular 230.

     “OUTSTANDING”: As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

     (ii) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes;

     (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

     (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided for in Section 2.08; provided, however, that in determining whether the Holders of the requisite percentage of the aggregate Principal Amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

     “PAYING AGENT”: means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

     “PAYMENT DATE”: The 20th day of each calendar month after the issuance of the Notes or, if such 20th day is not a Business Day, the next succeeding Business Day.

     “PERSON”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “PLEDGED ASSET SCHEDULE”: The list of Pledged Assets (as from time to time amended to reflect the addition of and the deletion of certain Pledged Assets) granted to the Trustee pursuant to the provisions hereof and from time to time subject to this Agreement, electronically transmitted from the Issuer to the Trustee and attached as Schedule I to the Certificate of Available Eligible Collateral.

     “PLEDGED ASSETS”: The Eligible Collateral that has been Delivered to the Trustee or its nominee (as pledgee) and made subject to the Lien of this Indenture to secure the Notes Outstanding hereunder, including all proceeds thereof.

     “PLEDGED LOANS”: Such of the Mortgage Loans Granted to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Pledged Assets, the Mortgage Loans so held being identified in the Pledged Asset Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property; provided that on the date such mortgage note becomes subject to the Lien of this Indenture it shall (i) have an unpaid principal balance of not less than $25,000, (ii) have had a loan-to-value ratio of the most recent appraisal date of not more than 85%, (iii) be owned by the Issuer, and (iv) not be delinquent or have been delinquent more than once during the preceding 12-month period.

     “PRINCIPAL AMOUNT”: As of any date, the original principal amount of the Notes reduced by all amounts previously distributed to Noteholders as payments of principal.

     “PRIVATE PLACEMENT MEMORANDUM”: The Private Placement Memorandum dated June 16, 2005, relating to the Specialty Trust, Inc. offering of $200 Million Collateralized Investment Notes.

     “PROCEEDING”: Any suit in equity, action at law or other judicial or administrative proceeding.

     “RECORD DATE”: With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of, or interest on, any Notes (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date being the 15th day of the month or if such day is not a Business Day, then the next succeeding Business Day.

     “REQUIRED DOCUMENTATION”: With respect to a Mortgage Loan, means:

     (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the Trustee or other custodian and accompanied by an assignment thereof and any assumption or modification agreements relating thereto;

     (b) a copy of the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property and related documentation, with evidence of recording or filing thereof, in each case accompanied by an original assignment thereof, executed in blank or to the Trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located;

     (c) a copy of the ALTA lender’s title insurance policy (or, if not yet available, a preliminary title report which will be acceptable for a period of 60 days following the Delivery of such mortgage) stating that the mortgage constitutes a valid Lien on the premises described in such mortgage (which policy (or title report) may be subject to exceptions for permitted tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies); and

     (d) an assignment of mortgage as to each Mortgage Loan, executed in blank in recordable form but not recorded.

     “RESPONSIBLE OFFICER”: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     “SALE”: The meaning specified in Section 5.18(a).

     “SECURITIES ACT”: The Securities Act of 1933, as amended.

     “SHORT-TERM MONEY MARKET INSTRUMENT”: Any of the following instruments, and then only if (i) on the date such instrument first becomes subject to the Lien of this Indenture the instrument has a remaining term to maturity not in excess of 90 days and (ii) the obligor of any of such instruments (or in the case of a depository institution in a holding company system, the holding company as to the long-term debt obligation rating) has a short-term commercial paper or other unsecured short-term rating in the highest rating category and a long-term debt obligation rating in one of the two highest rating categories set by a recognized rating agency:

     (a) Time deposits of, demand deposits in, certificates of deposit of, or bankers’ acceptances issued by, any FDIC-insured depository institution;

     (b) Repurchase agreements with respect to a Government Security, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution (acting as principal); or

     (c) Commercial paper.

     “STATED MATURITY”: With respect to any and all Notes, as defined in Section 2.03(b).

     “TOTAL INDEBTEDNESS”: Shall mean total indebtedness for borrowed monies of Specialty Trust, Inc. and its consolidated subsidiaries, if any, determined in accordance with GAAP, less the amount of any nonrecourse indebtedness of Specialty Trust, Inc. and its consolidated subsidiaries.

     “TRUST ESTATE”: has the meaning stated in the habendum to the Granting Clause.

     “TRUSTEE”: Deutsche Bank National Trust Company, a national banking association, and any Person succeeding as Trustee hereunder pursuant to Section 6.12 or any other applicable provision hereof.

     “TRUST INDENTURE ACT” or “TIA”: The Trust Indenture Act of 1939, as amended, as in force and effect at the date of execution of this Indenture.

     “VALUATION DATE”: As to the Pledged Assets, (a) the date of issuance of the Notes and (b) the Payment Date, commencing the month Notes are first issued.

ARTICLE II

THE NOTES

     SECTION 2.01. FORMS GENERALLY.

     The Notes and the Trustee’s certificate of authentication shall be in substantially the form required by this Article II. Each Note, issued pursuant to this Indenture shall be, (i) in the case of certificated Notes, substantially in the form attached hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined appropriate by the officers executing such Notes, as evidenced by their execution thereof, and (ii) in the case of uncertificated Notes, established by or pursuant to a Board Resolution providing that such Notes shall fulfill all requirements or state law wherever sold. Any portion of the text of any certificated Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

     The certificated Notes may be produced in any manner determined by the officers executing such Notes, as evidenced by their execution thereof.

     With respect to any Notes to be (i) authenticated and delivered hereunder in the case of certificated Notes or (ii) registered in the Note Register in the case of uncertificated Notes, there shall be established in or pursuant to a Board Resolution and set forth in an Issuer Order, or established in one or more indentures supplemental hereto:

     (a) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Note(s) is payable;

     (b) the denominations in which any of such Notes shall be issuable;

     (c) the rate or rates at which such Notes shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, and the date(s) on which interest is payable;

     (d) if not the Issuer, the identity of the Note Registrar with respect to such Notes;

     (e) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer;

     (f) with respect to any of such Notes, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

     (g) if not the Trustee, the identity of each Paying Agent or Authenticating Agent with respect to such Notes;

     (h) whether the Notes will be certificated or uncertificated; and

     (i) any other terms of such Notes (which terms shall not be inconsistent with the provisions of this Indenture).

     The Board Resolution pursuant to which the above terms are established shall be delivered to the Trustee at or prior to the delivery of the Issuer Order setting forth the terms of the Notes.

     SECTION 2.02. FORMS OF NOTES AND CERTIFICATE OF AUTHENTICATION.

     (a) The form of the certificated Notes is attached hereto as Exhibit A.

     (b) The form of the Trustee’s certificate of authentication is as set forth on Exhibit A.

     (c) The form of transfer and assignment is as set forth on Exhibit A.

     SECTION 2.03. NOTES ISSUABLE; PROVISIONS WITH RESPECT TO PRINCIPAL AND INTEREST PAYMENTS.

     (a) General.

     The Notes shall be designated generally as the Specialty Trust, Inc. Collateralized Investment Notes.

     The aggregate principal amount of Notes at any time outstanding which may be executed, authenticated and delivered under this Indenture is limited to $100,000,000.00.

     (b) Stated Maturity and Payment of Principal.

     The Notes will mature a minimum of one month and a maximum of five years from the date of issuance, as stated on the face of each Note (the “Stated Maturity”). The principal of each Note shall be payable at the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration or otherwise. All cash payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof.

     (c) Calculation and Payment of Interest on the Notes.

     The Notes will bear interest upon the unpaid principal amount thereof from the date of issuance of the Notes at the rate per annum fixed by the Issuer on the date of issuance. Accrued interest on the Notes shall be computed on a basis of a 365-day year and actual days elapsed or on the basis of a 360-day year consisting of twelve 30-day months or on the basis of such other method as may be determined by the Issuer, as set forth in an Issuer Order delivered to the Trustee on or prior to the date of issuance of the Notes. Once determined, the rate of interest payable on a Note will remain fixed until the Note matures. The interest rate on the Notes will in no event be less than the applicable federal rate which is a rate periodically set by the Internal Revenue Service under Section 1274 of the Internal Revenue Code as the minimum rate for short-term or medium-term borrowings (as applicable). Interest is payable to the persons in whose names the Notes are registered at the election of the Noteholder either (a) monthly in arrears on the Payment Date of each month or such other monthly date as may be provided in the related Issuer Order, or (b) compounded monthly and paid annually or at the Stated Maturity if earlier .

     All payments of principal of and interest on the Notes shall be made only to the registered Holder thereof and only from the assets of the Issuer, and each Holder of the Notes, by its acceptance of the Notes, agrees that it will have recourse solely against such assets of the Issuer and that the Trustee shall not be personally liable for any amounts payable, or performance due, under the Notes or this Indenture.

     (d) Payment of Principal Amount of Certificated Note Due Upon Surrender of Note.

     Whenever the Issuer expects that the entire remaining unpaid principal amount of any certificated Note will become due and payable, it shall, no later than the Record Date prior to such Payment Date, mail or cause to be mailed to the Holder of such Note and the Trustee as of the close of the business on such otherwise applicable Record Date a notice to the effect that:

     (i) the Issuer expects that funds sufficient to pay such final installment will be available on such Payment Date; and

     (ii) if such funds are available, such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice).

     (e) Payment and Rollover of Principal and Interest on Notes at Stated Maturity.

     The Issuer will send notice to Holders whose Notes are coming due, substantially in the form attached hereto as Exhibit G, approximately two weeks prior to the Stated Maturity. The Issuer will rollover Notes at their maturity dates at the interest rate, and the method of computing interest, that the Company is offering on newly-issued Notes of the same term or if the original term exceeds one year, it will rollover such Notes for a three month term at the rate, and the method of computing interest, that the Company is offering on newly-issued Notes with a three month term unless (a) the Issuer receives notice from the Noteholder at least one Business Day before the Stated Maturity of the Note to pay the maturing Note in cash or (b) the Issuer gave Holder notice at least five Business Days before the Note’s maturity that the Note will be paid in cash. A Noteholder whose Note is rolled-over will be paid the interest due at maturity in cash; only the principal amount will be rolled-over.

     SECTION 2.04. DENOMINATIONS.

     The Notes shall be issued in minimum denominations of $25,000. Unless otherwise provided in or pursuant to this Indenture, certificated Notes shall be issuable in registered form without coupons. Uncertificated Notes will be evidenced by a confirmation of book entry and a statement issued by the Issuer to each Noteholder, such statement substantially in the form attached hereto as Exhibit H.

     SECTION 2.05. EXECUTION, AUTHENTICATION, DELIVERY, CONFIRMATION AND DATING.

     Certificated Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

     The certificated Notes may be executed by the Issuer and delivered to the Trustee for authentication, and thereupon, subject to satisfaction of the provisions of Section 2.11, the same shall be authenticated for subsequent delivery to the Noteholders.

     Uncertificated Notes will be evidenced by a confirmation of book entry in the Note Register and a statement issued by the Issuer to each Noteholder.

     Each certificated Note shall be dated the date of its authentication.

     No certificated Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such certificated Note has been duly authenticated and delivered hereunder.

     SECTION 2.06. TEMPORARY NOTES.

     If temporary Notes are issued, the Issuer will cause Notes to be prepared without unreasonable delay. After the preparation of Notes, the temporary Notes shall be exchangeable for Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender or cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver and exchange therefor a like principal amount of definitive Notes of authorized denominations and with the same Note Interest Rate and Stated Maturity. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.07. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Issuer shall cause to be kept a register (the “Note Register”), substantially in the form attached hereto as Exhibit I, in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall have the right to inspect such Note Register at all reasonable times and to rely conclusively upon a certificate of the Issuer or of the Person in charge of the Note Register as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes so held.

     Upon surrender for registration of transfer of any certificated Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, certificated Notes may be exchanged for other Notes of any authorized denominations, and of a like aggregate initial principal amount and with the same Note Interest Rate and Stated Maturity, upon surrender of the Notes to be exchanged at such office or agency. Whenever any certificated Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

     Holders may transfer ownership of an uncertificated Note on the Note Register only by written notice to the Issuer signed by the owner(s), or the owner’s authorized representative, and including information identifying the transferred uncertificated Note on a form to be supplied by the Issuer.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every certificated Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.08 not involving any transfer.

     SECTION 2.08. MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

     If (1) any mutilated Note is surrendered to the Issuer or the Issuer receives evidence to its satisfaction of the destruction, loss or theft of any Note and (2) there is delivered to the Issuer such security or indemnity as may be required by the Issuer to save the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen

Note, a new Note or Notes of the same tenor, aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith. If any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

     Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.09. PERSONS DEEMED OWNERS.

     Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note (a) on the applicable Record Date for the purpose of receiving payments of the principal of, and interest on, such Note and (b) on any other date for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Trustee, or any agent of the Issuer nor the Trustee shall be affected by notice to the contrary.

     SECTION 2.10. CANCELLATION.

     All certificated Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Issuer, be then delivered to the Issuer and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes shall be delivered to and held or destroyed by the Issuer in accordance with its standard policy.

     SECTION 2.11. CONDITIONS PRECEDENT TO THE ISSUANCE OF NOTES.

     Prior to the initial issuance of any Notes, the Trustee shall have received the following:

     (a) an Issuer Order authorizing the execution, authentication and delivery of certificated Notes or certifying the issuance of uncertificated Notes, and, in each case, specifying the Stated Maturity, the principal amount and the Note Interest Rate, of such Notes to be issued, together with the related Board Resolution pursuant to which the terms were established;

     (b) evidence of the execution and delivery of this Indenture;

     (c) the Pledged Assets together with the Required Documentation;

     (d) a Certificate of Available Eligible Collateral;

     (e) upon the initial issuance of Notes and annually thereafter, an Opinion of Counsel addressed to the Trustee, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Trustee, in substantially the form attached hereto as Exhibit E. Such Opinion of Counsel may contain such additional limitations and qualifications as shall be reasonably acceptable to the Trustee; and

     (f) upon the initial issuance of Notes, an Opinion of Tax Counsel regarding tax matters in connection with the Notes, addressed to the Issuer and Trustee, reasonably satisfactory in form and substance to the Issuer and Trustee, in substantially the form attached hereto as Exhibit L.

     For subsequent issuances, the Trustee must receive (a), (c) if any Pledged Assets are being added, and (d) listed above.

ARTICLE III

COVENANTS

     SECTION 3.01. PAYMENT OF NOTES.

     The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

     SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY.

     The Issuer will maintain in the City of Reno, Nevada, an office or agency where certificated Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Trustee or if at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, Notes may be so presented and surrendered, and such notices and demands may be made or served, at the corporate office of the Issuer. The Issuer may designate from time to time one or more Paying Agents.

     Uncertificated Notes shall be payable at the Issuer’s office located at 6160 Plumas Street, Reno, Nevada, or at such other location in the City of Reno, Nevada, as the Issuer may designate for that purpose by notice to Noteholders and the Trustee, provided, however, that the Issuer may elect, at its option, to make payments by check mailed to the person entitled thereto at his or her address shown in the Register.

     The Issuer may also from time to time designate one or more other offices or agencies in or outside the City of Reno where the certificated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee and the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

  SECTION 3.03. ESTABLISHMENT OF NOTE PAYMENT ACCOUNT AND MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

     If required pursuant to this Section 3.03, the Issuer shall establish and maintain a segregated Note Payment Account with a depository institution for the benefit of Noteholders. On or prior to each Payment Date of the principal of or interest on the Notes, the Issuer, if unable to pay a Noteholder directly such that the payment is unclaimed, shall identify the Noteholder and deposit in such Note Payment Account a sum sufficient to pay the principal of or interest on the Notes so becoming due, such sum to be held in trust in the Note Payment Account for the benefit of the Persons entitled to such principal or interest.

     Any money deposited for the payment of the principal of or interest on any Note which remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer, and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof. The Issuer shall mail to any such holder notice that such amount remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such mailing, any unclaimed balance of such amount then remaining will be repaid to the Issuer.

     Any money deposited in the Note Payment Account in trust for the payment of principal of or interest on any Note may be invested by the Issuer in Short-Term Money Market Instruments and/or Government Securities having maturities no greater than thirty (30) days and subject to redemption at the option of the holder thereof at any time, provided that any risk of loss on such investments shall be borne by the Noteholder for whom the investment is held.

     SECTION 3.04. MAINTENANCE OF EXISTENCE; CONSOLIDATION OR MERGER.

     (a) Subject to subsection (c) below, the Issuer will keep in full effect its existence, rights and franchises under the laws of the state of its incorporation.

     (b) Any corporation into which the Issuer may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     (c) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of the Issuer, under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     SECTION 3.05. INSPECTION OF RECORDS.

     The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer’s normal business hours, to examine all books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee of any rights under this Section 3.05 shall be borne by the Issuer.

     SECTION 3.06. WARRANTY OF TITLE AND AUTHORITY TO PLEDGE.

     The Issuer warrants that it is and will be the lawful owner of, and has and will have good and marketable title to, the Pledged Assets free and clear of all Liens, other than the Lien of this Indenture and Liens for taxes either not yet delinquent or being contested in good faith, and that the Issuer has not otherwise granted or assigned any security interest, Lien or any other interest or participation in the Pledged Assets (or, if any such interest or participation has been granted or assigned, it has been released). The Issuer warrants that it has and will have full power and lawful authority to pledge such Pledged Assets and to assign, transfer and deliver such Pledged Assets in the manner and form aforesaid or to cause such Pledged Assets so to be assigned, transferred and delivered. The Issuer hereby does and, until the Pledged Assets are reassigned to the Issuer in accordance herewith, will warrant and defend the title of the Trustee to the Pledged Assets, whether now or hereafter pledged or assigned by the Issuer, for the benefit of the Holders of the Notes secured by such Pledged Assets against the claims and demands of all Persons whomsoever, subject as aforesaid to the Lien of this Indenture and to the aforesaid Liens for taxes.

     SECTION 3.07. PROTECTION OF TITLE.

     The Issuer will:

     (i) promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments, governmental and other charges levied, assessed or imposed upon or against any of the Pledged Assets, including the income or profits therefrom and the interests of the Trustee and Noteholders in such Pledged Assets;

     (ii) duly observe and conform or cause to be observed and conformed in all material respects to all valid requirements of any governmental authority imposed upon the Issuer relative to any of the Pledged Assets; and all covenants, terms and conditions under or upon which any part thereof is held;

     (iii) duly and promptly pay and discharge or cause to be paid and discharged all claims (including, without limitation, income taxes) which, if unpaid, might become a Lien or charge upon the Pledged Assets;

     (iv) as permitted by this Indenture, collect or cause to be collected all payments due on the Pledged Assets, take or cause to be taken appropriate action in connection with defaults thereunder, and otherwise service or cause to be serviced such Pledged Assets, all in accordance with the Issuer’s customary practices; and

     (v) do or cause to be done all things and take or cause to be taken all actions necessary to keep the Lien of this Indenture a valid Lien upon the Pledged Assets and to protect its title to the Pledged Assets against loss by reason of any foreclosure or other proceeding to enforce any Lien prior to or pari passu with the Lien of this Indenture to the extent consistent with its normal servicing procedures.

     Nothing contained in this Section shall require the payment of any such tax, assessment, claim, Lien or charge or the compliance with any such requirement if (i) the validity, application or amount thereof shall be contested in good faith, or (ii) the Issuer has no actual knowledge thereof.

     SECTION 3.08. NEGATIVE COVENANTS.

     The Issuer shall not:

     (a) sell, transfer, exchange or otherwise dispose of any portion of the Pledged Assets except as expressly permitted by this Indenture;

     (b) dissolve or liquidate in whole or in part;

     (c) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

     (d) permit any Lien, charge, security interest, mortgage or other encumbrance (other than the Lien of this Indenture or as expressly permitted by this Indenture) to be created on or extended to or otherwise arise upon or burden the Pledged Assets or any part thereof or any interest therein or the proceeds thereof;

     (e) permit the Lien of this Indenture not to constitute a valid perfected first priority security interest in the Pledged Assets; or

     (f) breach any financial covenant set forth in Section 3.12.

     SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE.

     On or before 120 days after the end of the first fiscal year of the Issuer (which ends more than three months after the initial issuance of notes), and each fiscal year thereafter, the Issuer shall deliver to the Trustee a written statement, signed by an Authorized Officer, stating that:

     (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer’s supervision; and

     (2) to the best of such officer’s knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

     SECTION 3.10. TAX TREATMENT.

     The Issuer intends that each Note be classified as debt for all purposes, and the Issuer shall treat, and each Noteholder by acceptance of the Note shall be deemed to have agreed to treat, the Note as debt for all tax purposes and shall make all reportings and filings in a manner consistent with such classification unless and to the extent otherwise required by an applicable taxing authority.

     SECTION 3.11 OPINIONS AS TO TRUST ESTATE.

     (a) Upon the initial issuance of the Notes, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents as is necessary to make effective the Lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

     (b) On or before January 31 in each calendar year commencing with 2006, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents that will, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture until January 31 in the following calendar year.

     SECTION 3.12 FINANCIAL COVENANTS.

     (a) The ratio of (a) the Total Indebtedness of the Issuer, both secured and unsecured, to (b) the GAAP Net Worth of the Issuer, is limited to no more than 4:1.

     (b) As of each Payment Date, the Issuer shall maintain sufficient cash and unused credit facilities to pay all interest and principal due on the Notes on the subsequent Payment Date.

     (c) On each Payment Date, the Issuer will deliver to the Trustee a certificate setting forth the Issuer’s compliance with subsections (a) and (b) of this Section 3.12.

     SECTION 3.13 WITHHOLDING.

     The Issuer will withhold 28% (or other required back-up withholding tax rate then in effect) of any interest payable to any Holder who has not provided a fully executed Internal Revenue Service Form W-9 or satisfactory equivalent or where the Internal Revenue Service has notified the Issuer that back-up withholding is otherwise required. Any tax or other amounts withheld from interest payments pursuant to the requirements of a taxing authority will be treated as having been paid by the Issuer to the Noteholder.

     SECTION 3.14 VALIDITY OF THE NOTES.

     The Issuer represents and warrants that this Indenture is not required to be qualified under the TIA and that the Issuer is not required to be registered as an “investment company” under the Investment Company Act.

ARTICLE IV

PLEDGED ASSETS

     SECTION 4.01. HOLDING OF PLEDGED ASSETS.

     (a) All Eligible Collateral delivered to the Trustee as Pledged Assets shall be delivered in accordance with the definition of “Delivery” in Section 1.01 hereof and with respect to any Mortgage Notes, accompanied by the Required Documentation. The Issuer will deliver promptly to the Trustee such other documents as the Trustee may reasonably request in connection with the subjection at any time of any Eligible Collateral to the Lien of this Indenture to the extent contemplated hereby.

     (b) The fact that Pledged Assets are assigned without recourse shall not alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on the Notes.

     (c) The Trustee shall, at the time of the initial issuance of the Notes and at any time additional Eligible Collateral is delivered to the Trustee, execute and deliver a certificate in the Form of Exhibit C attached hereto to the Issuer in which the Trustee shall (i) acknowledge the Delivery to and receipt by the Trustee of the Pledged Assets, together with the accompanying instruments and documents required by this Indenture, and (ii) state that the Trustee is in possession of such Pledged Assets and has no actual knowledge or written notice of any adverse claim or Liens or encumbrances, except as set forth in the exception report attached thereto. The Trustee may state in such certificate that it has not reviewed, analyzed, tested, compared or verified the information contained in any certificate or instrument representing any of the Pledged Assets, nor has it examined or compared any signatures appearing thereon nor otherwise confirmed the validity, genuineness, enforceability, effectiveness or suitability of any such certificate or instrument or the insurability, collectability, recordability, perfection or priority of any instrument. In no event shall the Trustee be required to review more than One Hundred (100) mortgage loan files in any Business Day, so long as such files and the related data are delivered to Trustee before the close of business on the preceding Business Day. The assignments of the mortgage loans will not be recorded prior to the occurrence of an event of default. Upon the occurrence and continuance of an event of default and if required by law, the

Issuer at its own expense and with the reasonable cooperation of the Trustee, shall cause to be properly recorded in each public recording office where the related Mortgages are recorded each assignment of mortgage endorsed and in the form acceptable for recording with respect to each such Mortgage Loan.

     SECTION 4.02. DISPOSITION OF PAYMENTS ON PLEDGED ASSETS.

     (a) With respect to the Pledged Assets other than Mortgage Notes:

     (i) The Trustee shall be entitled to withdraw or receive all payments of or interest on or in respect of such Pledged Assets; and

     (ii) Notwithstanding the provisions of Section 4.02(a)(i), upon receipt of an Issuer Request for release and transfer of any amount of the payments received and held by the Trustee on or in respect of such Pledged Assets accompanied by a Certificate of Available Eligible Collateral dated as of the most recent Valuation Date, the Trustee shall promptly release and transfer the requested amounts to the Issuer if, and to the extent that the aggregate Discounted Value of such Pledged Assets (determined as of the most recent Valuation Date; but modified to give effect, as of such Valuation Date, to such Issuer Request) would be at least equal to the Basic Maintenance Amount (determined as of such Valuation Date), and provided that no Event of Default shall have occurred and be continuing.

     (b) Unless and until an Event of Default shall have occurred and be continuing with respect to the Notes, the Issuer shall be entitled to receive all payments (including, without limitation, payments upon maturity, prepayments, distributions and payments as a result of default) on or in respect of any Mortgage Notes securing such Notes, and the Trustee shall pay over to the Issuer any such payments which may be collected or be received by the Trustee. Upon the occurrence of such an Event of Default and while it shall be continuing, the Trustee may notify third parties including mortgagors, servicing companies, trustees and paying agents of the Trustee’s interest in the Pledged Assets and require that all payments made on such Pledged Assets be paid directly to it. Upon the occurrence of such an Event of Default and while it shall be continuing, if the Issuer shall receive any payments (including, without limitation, payments as a result of default) on or in respect of such Mortgage Notes, it shall hold such payments in trust for the benefit of the Trustee and the Holders of the Notes, shall segregate such payments from the other property of the Issuer, and shall promptly after receipt of such payments, deliver them in the form received to the Trustee.

     (c) Payments released to the Issuer pursuant to Section 4.02(a)(ii) and payments received by the Issuer pursuant to Section 4.02(b) shall no longer be subject to the lien of the Indenture upon receipt by the Issuer.

     SECTION 4.03. CONSENTS, WAIVERS AND MODIFICATIONS.

     (a) Unless and until an Event of Default shall have occurred and be continuing, the Issuer shall have, without the consent of any Holder or the Trustee, full power and authority in respect of the Pledged Assets securing the Notes, including, without limitation, the exclusive right to service and administer the Mortgage Notes, the rights to give consents or waivers upon and to make modifications respect of all Mortgage Notes, Short-Term Money Market

Instruments and other securities included in such Pledged Assets (and with the same force and effect as if such Mortgage Notes, Short-Term Money Market Instruments and other securities were not part of such Pledged Assets), and from time to time were, upon Issuer Request, the Trustee shall, within two Business Days after such Request, make and deliver or shall cause to be made and delivered to the Issuer or to its nominees, powers of attorney to give consents or waivers in respect of any such Mortgage Notes, Short-Term Money Market Instruments and other securities which have been transferred into the name of or delivered to the Trustee or its nominee. In addition to other rights to withdraw Pledged Assets under this Indenture, the Issuer shall be entitled to obtain delivery and/or reassignment of any Mortgage Note, or assumption documents, with respect to which there has been a default by the mortgagor thereunder, for the purposes solely of servicing and administering such defaulted Mortgage Notes by delivery to the Trustee of an Issuer Request for the delivery or reassignment of such defaulted Mortgage Note and stating the purpose thereof in reasonable detail and delivery by the Trustee of a certificate substantially in the form of Exhibit D. The Issuer shall redeliver and reassign the Mortgage Note (as modified or supplemented, including, if an additional advance has been made, any Mortgage Note evidencing such advance) to the Trustee promptly after the related action has been taken, except as otherwise permitted by this Indenture, so long as the Mortgage Note then constitutes Eligible Collateral. Without limiting the generality of the foregoing, unless and until any such Event of Default shall have occurred and be continuing, the Issuer shall have the right, in its sole discretion, to determine whether and what, if any, action should be taken in the event of default under any Mortgage Note, Short-Term Money Market Instrument and other security, and the Trustee shall execute any release, consent or other documentation requested by Issuer Request to confirm any action taken by the Issuer pursuant to this Section or enable such action to be taken by the Issuer. Any Issuer Request under this Section shall be accompanied by an Officers’ Certificate stating that the action taken is authorized by this Indenture, that the execution of such release or consent is appropriate to confirm such action and that no Event of Default has occurred and is continuing. Except as specifically provided herein (and except for the obligation to exercise reasonable care in the custody and care of the collateral), so long as no Event of Default shall have occurred and be continuing, the Trustee shall have no other duties or responsibilities with regard to any such Mortgage Note, Short-Term Money Market Instrument and other security assigned to it or the value of the property subject thereto.

     (b) The Issuer covenants that it will give consents and waivers, make modifications and supplements, and take other action with respect to any Mortgage Note, Short-Term Money Market Instrument and other security included in Pledged Assets only (i) in a case by case basis in the ordinary course of its business in a manner consistent with securities and loans of the same type in its investment portfolios, (ii) in a manner consistent with the Issuer’s treatment of all securities of the same type in its securities portfolios generally if such consent, waiver, modification, supplement or other action is to be other than on a case by case basis and (iii) in a manner consistent with the provisions and purposes of this Indenture.

     SECTION 4.04. RIGHTS OF TRUSTEE AND ISSUER AFTER EVENT OF DEFAULT.

     Whenever in this Article it is provided that any right in respect of obligations or indebtedness forming part of the Pledged Assets delivered to the Trustee under the Indenture may be exercised by the Issuer only until an Event of

Default or other default shall have occurred and be continuing, such right, nevertheless, may be exercised by the Issuer in case such an Event of Default or other default shall have occurred and be continuing if the Trustee shall in writing consent to such exercise in the specific instance, or more generally in all instances until further notice, for the purpose of transferring title to the Pledged Assets to the Trustee, or to the purchaser thereof in a sale by the Trustee, or otherwise on such conditions as the Trustee may impose.

     SECTION 4.05. ESTABLISHMENT OF ELIGIBLE COLLATERAL ACCOUNT AND INVESTMENT BY TRUSTEE.

     If and when the Issuer intends to use cash collateral, the Issuer shall establish and maintain with the Trustee an Eligible Collateral Account. The Trustee will, if so instructed by the Issuer in writing, invest or reinvest in the Eligible Collateral Account the Cash at any time included in the Pledged Assets, if the aggregate Discounted Value of the Pledged Assets after giving effect to such reinvestment (determined as of the date of such reinvestment), would be at least equal to the Basic Maintenance Amount (determined as of such date), such calculation to be calculated and confirmed in writing by the Issuer.

     Any money deposited in the Eligible Collateral Account shall be invested by the Trustee as directed by the Issuer, provided that any risk of loss on such investments shall be borne by Issuer. All investment earnings or interest paid on any funds invested shall accrue to the benefit of the Noteholders.

     The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using Affiliates to effect transactions in certain investments and (iii) effecting transactions in certain investments. Such compensation is not payable or reimbursable under this Indenture.

     In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Indenture including, but not limited to, each such party’s name, address and other identifying information.

     SECTION 4.06. PERFORMANCE OF OBLIGATIONS UNDER MANAGEMENT AGREEMENT.

     (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Management Agreement.

     (b) The Issuer shall not take any action and will use its reasonable good faith efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any of the Mortgage Documents or under any instrument included in the Pledged Assets, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Mortgage Documents, except as expressly provided or permitted in this Indenture or such Mortgage Document or other instrument or unless such action will not adversely affect the interests of the Holders of the Notes.

     (c) The Issuer shall monitor the performance of the Manager under the Management Agreement, and shall use its reasonable good faith efforts to cause the Manager duly and punctually to perform all of its duties and obligations thereunder. Upon the occurrence of a default under the Management Agreement, the Issuer shall promptly notify the Trustee in writing thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default.

     (d) Upon any termination of the Manager’s rights and powers pursuant to the Management Agreement, the Issuer shall promptly notify the Trustee in writing, specifying in such notice that a successor Manager has succeeded the Manager, which notice shall also specify the name and address of any such successor Manager.

     SECTION 4.07. VALUATION OF PLEDGED ASSETS.

     (a) Concurrently with or prior to the initial issuance and authentication of the Notes pursuant to Section 2.11, the Issuer shall complete and deliver to the Trustee a Certificate of Available Eligible Collateral, valuing the Pledged Assets as of a date or dates not earlier than the fifth Business Day preceding the date of authentication.

     (b) The Issuer shall on each Valuation Date, calculate the Discounted Value of the Eligible Collateral as of such Valuation Date. The calculation of the Discounted Value of the Eligible Collateral shall be based on information relating to the Eligible Collateral that is dated no more than five (5) Business Days prior to such Valuation Date. On or before 5:00 p.m., Nevada time, on each Valuation Date, the Issuer shall complete and deliver to the Trustee a Certificate of Available Eligible Collateral in the form attached hereto as Exhibit B, signed by an Authorized Officer of the Issuer and setting forth the results of such calculations. In the event that the Discounted Value of the Eligible Collateral as of any Valuation Date is less than the Basic Maintenance Amount, the Issuer shall immediately notify the Trustee in writing. The Issuer shall, not later than the month-end following any Valuation Date on which the Basic Maintenance Amount was not met, take such actions pursuant to Section 4.08 as may be required to cause the Discounted Value of the Pledged Assets to be restored to at least the Basic Maintenance Amount.

     SECTION 4.08 MAINTENANCE OF ELIGIBLE COLLATERAL.

     (a) The Issuer covenants and agrees that, for so long as any of the Notes are Outstanding, it will maintain, as described herein as Pledged Assets with the Trustee, Eligible Collateral having an aggregate Discounted Value at least equal to the Basic Maintenance Amount. In the event that the aggregate Discounted Value of Eligible Collateral included in the Pledged Assets as of any Valuation Date or as shown in any Certificate of Available Eligible Collateral delivered to the Trustee pursuant to Section 4.08(b) with respect to a Valuation Date is less than the Basic Maintenance Amount shall, not later than the month-end following such Valuation Date, (1) Deliver to the Trustee sufficient Eligible Collateral or (2) at the Issuer’s election, deliver to the Trustee Notes registered in the name of the Issuer or any Affiliate thereof or cancelled Notes, a principal amount of Notes theretofore issued and outstanding and subsequently acquired by the Issuer or such Affiliate such that (x) the aggregate Discounted Value of the Pledged Assets (determined as of such Valuation Date but modified to give effect, as of such Valuation Date, to the Delivery of any such additional Eligible Collateral) shall be at least equal to the Basic Maintenance Amount (determined as of such Valuation Date but modified to give effect, as of such Valuation Date, to any Notes so registered or cancelled).

     (b) Upon delivery of any such additional Eligible Collateral or upon any such registration or cancellation or other action pursuant to Section 4.08(a), the Issuer shall concurrently deliver to the Trustee a new Certificate of Available Eligible Collateral conforming to Section 4.07(a) reflecting the action taken by the Issuer pursuant to Section 4.08(a). The Trustee shall deliver to the Issuer a certificate of a Responsible Officer relating to any such additional Eligible Collateral in the form of Exhibit C hereto.

     (c) In addition to deliveries of additional Eligible Collateral required pursuant to this Section, the Issuer, at any time and from time to time, may Deliver to the Trustee additional Eligible Collateral for inclusion in the Pledged Assets; provided, however, the Delivery of any such additional Eligible Collateral shall be accompanied by a Certificate of Available Eligible Collateral. The Trustee shall, promptly after receipt of any such Eligible Collateral, prepare and send to the Issuer a certificate executed by a Responsible Officer relating thereto, in the form of Exhibit C hereto.

     SECTION 4.09. WITHDRAWAL OR SUBSTITUTION OF PLEDGED ASSETS.

     (a) The Issuer may withdraw Pledged Assets or substitute other Eligible Collateral for Pledged Assets if, on any Valuation Date the Trustee receives:

     (i) an Issuer Request requesting that the Pledged Assets listed therein be withdrawn in accordance with this Section and listing any Eligible Collateral requested to be substituted for such Pledged Assets; and

     (ii) a Certificate of Available Eligible Collateral for such Valuation Date from the Issuer in which the Issuer certifies that it has determined that the aggregate Market Value and Discounted Value of the Pledged Assets that would be held by the Trustee after giving effect to the withdrawal of the Pledged Assets listed in the Issuer Request referred to in Clause (i) above, and inclusion of any substitute Eligible Collateral listed in such Issuer Request, determined as of such Valuation Date, would not be less than the Basic Maintenance Amount determined as of such Valuation Date.

     Upon receiving such Issuer Request and Certificate of Available Eligible Collateral and obtaining receipt of the items required by subsection (c) hereof, and taking Delivery of any substitute Eligible Collateral, the Trustee shall promptly release, reassign and deliver to the Issuer the Pledged Assets referred to in clause (i) above.

     (b) The Issuer may, at its option, withdraw or substitute other Eligible Collateral for Pledged Assets at any time pursuant to this Section 4.09(b), rather than pursuant to Section 4.09(a), by delivery to the Trustee of an Issuer Request requesting that Pledged Assets listed therein be withdrawn, and listing any Eligible Collateral requested to be substituted therefor, if any, whereupon the Trustee shall promptly (upon taking Delivery of any Eligible Collateral to be substituted, if any) release, reassign and deliver to the Issuer the Pledged Assets to be withdrawn. Notwithstanding the foregoing, the Issuer may not withdraw Eligible Collateral from the Pledged Assets or substitute other Eligible Collateral therefor, unless the Trustee determines, based upon the Officers’ Certificate to be delivered pursuant to Section 4.09(c) and the Certificate of

Available Eligible Collateral dated as of the most recent Valuation Date, that as of such date of withdrawal or substitution, the aggregate Discounted Value of the Pledged Assets that would be held by the Trustee after giving effect to such Issuer Request and to any other additions to or withdrawals from the Pledged Assets would be at least equal to the Basic Maintenance Amount determined as of such Valuation Date.

     (c) Delivery to the Trustee of any Eligible Collateral to be substituted for other Eligible Collateral being withdrawn from Pledged Assets pursuant to this Section shall be accompanied by a Certificate of Available Eligible Collateral.

     (d) Upon such withdrawal or substitution, the Trustee shall execute and deliver such instruments of transfer or assignment substantially in the form of Exhibit D hereto, or take such other action, as the Issuer shall reasonably request to vest in it full legal title and beneficial ownership of any Pledged Assets withdrawn pursuant hereto.

     (e) Notwithstanding anything in this Section to the contrary, while an Event of Default shall have occurred and be continuing, the Issuer may not make any withdrawal or substitution provided for in this Section.

     SECTION 4.10. PROTECTION OF PLEDGED ASSETS.

     (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

     (i) Grant more effectively all or any portion of the Pledged Assets;

     (ii) maintain or preserve the Lien of this Indenture or carry out more effectively the purposes hereof;

     (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

     (iv) enforce any of the Mortgage Documents; or

     (v) preserve and defend title to the Pledged Assets and the rights of the Trustee, and of the Noteholders, in the Pledged Assets against the claims of all Persons and parties.

     The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 4.10 upon Issuer’s preparation of same and presentation to Trustee for execution; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants.

ARTICLE V

DEFAULTS AND REMEDIES

     SECTION 5.01. EVENT OF DEFAULT.

     “Event of Default”, wherever used herein, means, with respect to Notes issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) if the Issuer shall default in the payment when due of any installment of principal of any Note; or

     (2) if the Issuer shall fail to pay interest on any Note within five days after such payment is due; or

     (3) if the Issuer shall breach, or default in the due observance, of any one or more of the covenants set forth in of Section 3.02 through 3.13; or

     (4) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Notes representing more than two-thirds of the aggregate Principal Amount, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

     (5) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Notes representing more than two-thirds of the aggregate Principal Amount, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; or

     (6) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (7) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

     SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default occurs and is continuing with respect to the Notes, then and in every such case the Trustee may, or if directed by the Holders of Notes representing more than two-thirds of the aggregate Principal Amount shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Noteholders), and upon any such declaration such Notes shall become immediately due and payable in an amount equal to:

     (i) the aggregate Principal Amount of the Notes, and

     (ii) accrued and unpaid interest at the respective Note interest rates on the aggregate Principal Amount through the date of acceleration.

     At any time after such a declaration of acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of Notes representing more than a majority of the aggregate Principal Amount, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Issuer has paid or deposited with the Trustee in the Note Payment Account for the benefit of the Persons entitled to such payments a sum sufficient to pay:

     (A) all payments of principal of, and interest on, all Notes and all other amounts which would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

     (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel; and

     (2) all Events of Default, other than the nonpayment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 5.15.

     No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     If any Event of Default shall occur and not be cured or waived within thirty (30) days thereafter, the rate of interest borne by each outstanding Note shall be increased by 0.50% per annum, effective on the date of the Event of Default.

     SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Issuer covenants that if an Event of Default shall occur and be continuing in respect to the Notes and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes:

     (i) the amounts specified in the first paragraph of Section 5.02, and

     (ii) in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect, out of the Pledged Assets, wherever situated, of the Issuer, the moneys adjudged or decreed to be payable in the manner provided by law; provided, however, that neither the Trustee nor any of its agents, officers, directors, employees, successors or assigns shall be personally liable for any amounts due under the Notes or this Indenture.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by any Proceedings the Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy, including, without limitation, instituting a Proceeding prior to any declaration of acceleration of the Maturity of the Notes for the collection of all amounts then due and unpaid on such Notes, prosecuting such Proceeding to final judgment or decree, enforcing the same against the Issuer and collecting out of the property, wherever situated, of the Issuer the moneys adjudged or decreed to be payable in the manner provided by law.

     The Trustee shall not be obligated to initiate or take any action pursuant to Article V without first receiving indemnity satisfactory to it in accordance with Section 6.03(e).

     SECTION 5.04. REMEDIES.

     If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee (subject to Section 5.18, to the extent applicable) may do one or more of the following:

     (a) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due;

     (b) in accordance with Section 5.18, sell the Pledged Assets or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

     (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Assets;

     (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Notes hereunder; and

     (e) record or through an agent cause to be recorded in each public recording office where the related Mortgages are recorded each assignment of mortgage endorsed and in the form acceptable for recording with respect to each such Mortgage Loan at the cost of the Issuer.

provided, however, that prior to exercising the foregoing the Trustee shall have consulted with the Issuer concerning alternative paydown scenarios and further shall use reasonable efforts to maximize recovery in respect of the Pledged Assets. Costs of collection and enforcement (including any filing or recording costs and reasonable attorneys’ fees) may be deducted from the Pledged Assets prior to payment on the Notes.

     SECTION 5.05. [RESERVED].

     SECTION 5.06. TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

     (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and file such other papers or documents and take such other actions as it deems necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such Proceeding; and

     (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

     SECTION 5.07. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. Any surplus shall be available, in accordance with Section 5.08, for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 5.08. APPLICATION OF MONEY COLLECTED.

     If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to the Notes pursuant to this Article or otherwise and any monies that may then be held or thereafter received by the Trustee with respect to the Notes shall be applied from the Note Payment Account for the benefit of the Persons entitled to such payments, after payment to the Trustee of such amounts as may be payable to it under Section 6.07, in the order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, and interest on, such Notes, upon presentation and surrender thereof:

     First: To the payment of amounts then due and unpaid to any servicer of the Pledged Assets, provided that such servicer is not the Issuer and such amounts are payable pursuant to the terms of a written servicing agreement;

     Second: To the payment of amounts of interest and principal then due and unpaid upon the Outstanding Notes; and

     Third: To the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto.

     SECTION 5.09. LIMITATION ON SUITS.

     No Holder of a Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) Holders of Notes representing more than two-thirds of the aggregate Principal Amount of the Notes shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) Holder or Holders have offered to the Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

     (5) direction inconsistent with such written request has not been given to the Trustee during such 60-day period by the Holders of Notes representing more than one-third of the aggregate Principal Amount; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

     SECTION 5.10. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

     Notwithstanding any other provision in this Indenture, other than the provisions of Section 11.15 hereof limiting the right to recover amounts due on a Note to recovery from the property of the Issuer, the Holder of any Note shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Note on the respective Stated Maturities of such installments of interest, to receive payment of each installment of principal of such Note when due (or, in the case of any Note called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.11. RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.12. RIGHTS AND REMEDIES CUMULATIVE.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.13. DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

     SECTION 5.14. CONTROL BY NOTEHOLDERS.

     The Holders of Notes representing more than two-thirds of the aggregate Principal Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that:

     (1) such direction shall not be in conflict with any rule of law or with this Indenture;

     (2) any direction to the Trustee to undertake a Sale of the Pledged Assets shall be by the Holders of Notes representing the percentage of the aggregate Principal Amount of the Notes specified in Section 5.18(b); and

     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines in good faith might involve it in personal liability or expenses or would not be in the best interests of the Noteholders.

     SECTION 5.15. WAIVER OF PAST DEFAULTS.

     The Holders of Notes representing more than a majority of the aggregate Principal Amount of the Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

     (1) in the payment of any installment of principal of, or interest on, any Note; or

     (2) in respect of a covenant or provision hereof which under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 5.16. UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate Notes representing more than 10% of the aggregate Principal Amount of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of any installment of interest on any Note on or after the Stated Maturity thereof expressed in such Note or for the enforcement of the payment of any installment of principal of any Note when due (or, in the case of any Note called for redemption, on or after the applicable redemption date).

     SECTION 5.17. WAIVER OF STAY OR EXTENSION LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.18. SALE OF PLEDGED ASSETS.

     (a) The power to effect any sale (a “Sale”) of any portion of the Pledged Assets pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Pledged Assets remaining unsold, but shall continue unimpaired until all of the Pledged Assets shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

     (b) To the extent permitted by law, the Trustee shall not in any private or public Sale sell or otherwise dispose of the Pledged Assets, or any portion thereof, unless:

     (1) the Holders of the Notes representing two-thirds of the aggregate Principal Amount consent to, or direct the Trustee to make, such Sale; or

     (2) the proceeds of such Sale would be not less than the entire amount which would be distributable to the Holders of the Notes, in full payment thereof in accordance with Section 5.08.

     (c) In connection with a Sale of all or any portion of the Pledged Assets:

     (1) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver the Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

     (2) the Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the gross Sale price the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it;

     (3) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Pledged Assets in connection with a Sale thereof;

     (4) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Pledged Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

     (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     SECTION 5.19. ACTION ON NOTES.

     The Trustee’s right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Trustee or the Holders of Notes shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Pledged Assets.

ARTICLE VI

THE TRUSTEE

     SECTION 6.01. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture; and

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1) This paragraph does not limit the effect of subsection (b) of this Section;

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.14 or Section 5.18.

     (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(1) through(3), 5.01(6) or 5.01(7) or any Default described in Section 5.01(4) or 5.01(5) unless a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Pledged Assets or this Indenture.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Pledged Assets; provided, however, that, except as provided in the first sentence of this Section 6.01(e) but subject to the Trustee’s right to resign under Section 6.08, the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its reasonable fees and expenses; and provided further, however, that nothing in this Section 6.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer’s failure to pay the amounts due the Trustee pursuant to Section 6.07, or to obligate the Trustee to take action without indemnity satisfactory to it.

     (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

     (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Pledged Assets following an Event of Default and a consequent declaration of acceleration of the Maturity of the Notes, whether such extinguishment occurs through a Sale of the Pledged Assets to another Person, the acquisition of the Pledged Assets by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Pledged Assets (or the proceeds thereof) and the Noteholders and the rights of Noteholders shall continue to be governed by the terms of this Indenture.

     SECTION 6.02. NOTICE OF DEFAULT.

     Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Holders of Notes notice of each such Default, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default of the type described in Sections 5.01(1) and 5.01(2), the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided, further, that in the case of any Default of the character specified in Section 5.01(4) or 5.01(5) no such notice to Holders of the Notes shall be given until at least 30 days after the occurrence thereof.

     SECTION 6.03. RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 6.01 hereof:

     (a) the Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Note, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors may be sufficiently evidenced by a written resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Note, note or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney, during the Issuer’s normal business hours; provided that the Trustee shall and shall cause its agents to hold in confidence all such information except (i) to the extent disclosure may be required by law or any regulatory or administrative authority, (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; or (iii) as is necessary to its legal counsel, auditors or agents in the performance of its duties hereunder;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an Affiliate) or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     SECTION 6.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Pledged Assets or as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

     SECTION 6.05. MAY HOLD NOTES.

     The Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee, Agent or such other agent.

     SECTION 6.06. MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except to the extent of income or other gain on investments which are obligations of the Trustee in its commercial capacity, and income or other gain actually received by the Trustee on investments which are obligations of others.

     SECTION 6.07. COMPENSATION AND REIMBURSEMENT.

     The Issuer agrees:

     (1) subject to any separate written agreement with the Trustee, to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify the Trustee and its employees, directors, officers and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

     (i) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof promptly after the Trustee shall have knowledge thereof, provided, however, that the Trustee’s failure to give such notice shall not affect the Trustee’s rights hereunder;

     (ii) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

     (iii) notwithstanding anything to the contrary in this Section 6.07(3), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Issuer which shall not be unreasonably withheld.

     Subject to Section 5.04, as security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien ranking junior to the Lien of the Notes with respect to which any claim of the Trustee under this Section arose (but senior to all other Liens, if any) upon all property and funds held or collected as part of the Pledged Assets by the Trustee in its capacity as such. The Trustee shall not institute any Proceeding seeking the enforcement of such Lien against the Trust Estate unless such Proceeding is in connection with a Proceeding in accordance with Article V for enforcement of the Lien of this Indenture after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer’s failure to pay amounts due the Trustee under this Section 6.07) and a resulting declaration of acceleration of Maturity of the Notes which has not been rescinded and annulled.

     SECTION 6.08. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.09.

     (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by the Issuer, except if an Event of Default has occurred and is continuing, by delivery of written notice to the Trustee or by Act of the Holders representing more than 50% of the aggregate Principal Amount of the Notes, delivered to the Trustee and to the Issuer.

     (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by an Issuer Order shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Trustee shall be appointed by Act of the Holders of Notes representing more than 50% of the aggregate Principal Amount of the Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, or the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes by mailing written notice of such event to the Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     (f) If at any time:

     (1) the Trustee shall fail to comply with Section 6.11 after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 6.12 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.16 any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION 6.09. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its Lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 6.10. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had authenticated such Notes.

     SECTION 6.11. DISQUALIFICATION; CONFLICTING INTERESTS.

     Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall always have a combined capital and surplus as stated in Section 6.12. The Trustee shall be subject to TIA Section 310(b).

     SECTION 6.12. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a trustee hereunder which shall be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10 million, subject to supervision or examination by Federal or State authority and having an office within the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the affect hereinafter specified in this Article.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

     SECTION 7.01. ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

     (a) The Issuer shall furnish or cause to be furnished to the Trustee (i) semi-annually beginning with the initial issuance of Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and (ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished.

     (b) In addition to furnishing to the Trustee the Noteholder lists, if any, required under subsection (a), the Issuer shall also furnish all Noteholder lists, if any, required under Section 2.07.

     SECTION 7.02. PRESERVATION OF INFORMATION.

     The Trustee shall hold as confidential and preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Trustee. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

ARTICLE VIII

SATISFACTION AND DISCHARGE

     SECTION 8.01. SATISFACTION AND DISCHARGE OF INDENTURE.

     Whenever the following conditions shall have been satisfied:

     (1) either

     (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

     (B) all Notes not theretofore delivered to the Trustee for cancellation

     (i) have become due and payable, or

     (ii) will become due and payable at the Stated Maturity of the final installment of the principal thereof, or

     (iii) the Issuer, in the case of clauses (B)(i) or (B)(ii) above, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the Stated Maturity of their entire unpaid principal amount and in the case of Notes which were not paid at the Stated Maturity of their entire unpaid principal amount, for all overdue principal and all interest payable on such Notes to the next succeeding Payment Date therefor;

     (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with; then, upon Issuer Request, this Indenture and the Lien, rights and interests created hereby shall cease to be of further effect, and the Trustee, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all Pledged Loans, cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to the Issuer and the Holders of Notes under Section 3.03, the obligations of the Trustee to the Holders of Notes under Section 8.02 and the obligations of the Issuer under the provisions of Article II with respect to lost, stolen, destroyed or mutilated Notes, registration of transfers of Notes and rights to receive payments of principal of, and interest on, the Notes shall survive.

     SECTION 8.02. APPLICATION OF TRUST MONEY.

     All money deposited with the Trustee pursuant to Sections 3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through the Issuer or any paying agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

     SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

     Without the consent of the Holders of any Notes, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property (and to provide for the method of valuation of the same);

     (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

     (3) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

     (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Notes or to surrender any right or power herein conferred upon the Issuer;

     (5) to provide for an alternative method of valuation of the Pledged Assets in order to adapt valuation methods provided in this Indenture to changes in generally accepted methods of valuation of such Pledged Assets, provided such action is not inconsistent with the purposes of this Indenture and, in such connection and otherwise, to amend the method of calculation of Market Value or Discounted Value and the definitions of Eligible Collateral, Basic Maintenance Amount and Discount Factors, provided that such action shall not adversely affect the interests of the Holders of the Notes; or

     (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect the interests of the Holders of the Notes.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise except to the extent required by law.

     The Trustee shall be entitled to conclusively rely on an Opinion of Counsel as to whether or not the rights of the Holder of Notes would be adversely affected by any supplemental indenture. Any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. A supplemental indenture shall be conclusively deemed not to adversely affect the Notes if the supplemental indenture effects no change in principal payment, interest rates, substitution of Pledged Assets, Payment Dates, Record Dates, or other payment terms. The Trustee shall not be liable for any determination made in good faith or made on its reliance on any Opinion of Counsel.

     SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

     With the consent of the Holders of Notes representing not less than two-thirds of the aggregate Principal Amount of the Notes by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (1) change the Stated Maturity of the final installment of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the Note Interest Rate thereon, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Note on or after the Stated Maturity thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Note on or after the Stated Maturity of the final installment of the principal thereof;

     (2) reduce the percentage of the aggregate Principal Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

     (3) modify any of the provisions of this Section, Section 5.14 or Section 5.18(b) except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (4) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

     (5) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Pledged Assets (except as expressly permitted by this Indenture) or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture; or

     (6) modify any of the provisions of this Indenture in such manner as to materially and adversely affect rights of the Holders of the Notes to the benefits of any provisions for the mandatory redemption of Notes contained herein.

     The Trustee shall be entitled to conclusively rely on an Opinion of Counsel as to whether or not the rights of the Holders of Notes would be materially and adversely affected by any supplemental indenture. Any such determination shall be conclusive upon the Holders of all Notes authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith or made on its reliance on any Opinion of Counsel.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes to which such supplemental indenture relates which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.05. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Notes.

ARTICLE X

REDEMPTION OF NOTES

     SECTION 10.01. REDEMPTION.

     The Notes shall not be subject to redemption at the option of Specialty Trust.

ARTICLE XI

MISCELLANEOUS

     SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include:

     (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

     (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which this other certificate or opinion is based are erroneous. Any such Issuer certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

     Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

     SECTION 11.03. ACTS OF NOTEHOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in any evidence by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not any notation of such action is made upon such Notes.

     SECTION 11.04. NOTICES, ETC. TO TRUSTEE AND ISSUER.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (1) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office;

     (2) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Sections 5.01(4) and (5)) if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to it c/o Specialty Financial 6160 Plumas Street, Reno, Nevada 89509, telephone (775) 826-0809, facsimile (775) 826-0166, or at any other address previously furnished in writing to the Trustee by the Issuer.

     SECTION 11.05. NOTICES AND REPORTS TO NOTEHOLDERS; WAIVER OF NOTICES.

     Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by any Noteholder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for any meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 11.07. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.08. SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 11.09. SEPARABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.10. BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.11. LEGAL HOLIDAYS.

     In any case where the date of any Payment Date, or the Stated Maturity or any other date on which principal of, or interest on, any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or the Stated Maturity or other date for the payment of principal of, or interest on, any Note, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     SECTION 11.12. GOVERNING LAW.

     This Indenture and each Note shall be construed in accordance with and governed by the substantive laws of the State of Nevada applicable to agreements made and to be performed in the State of Nevada and the obligations, rights and remedies of the parties hereto and the Noteholders shall be determined in accordance with such laws.

     SECTION 11.13. COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.14. RECORDING OF INDENTURE.

     This Indenture is subject to recording in any appropriate public recording office, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(e).

     SECTION 11.15. ISSUER OBLIGATION.

     The Notes represent recourse obligations solely of the Issuer. No recourse may be taken, directly or indirectly, against (i) any holder of a beneficial interest in the Issuer (solely in its capacity as such), (ii) any incorporator, subscriber to the capital stock, stockholder, partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Issuer, (iii) the Manager, or any stockholder, officer, director or employee of the Manager, or any predecessor of successor of the Manager, or (iv) any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Trustee or any predecessor or successor of the Trustee with respect to the Issuer’s obligation with respect to the Notes or the obligation of the Issuer or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

     SECTION 11.16. USURY.

     The amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of Nevada (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any Note exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Note, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess or, at the option of the Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid.

     IN WITNESS WHEREOF, each party has caused this Indenture to be executed by its duly authorized officer or officers as of the day and year first above written.

SPECIALTY TRUST, INC., Issuer

By:

Name:	Nello Gonfiantini, III
Title:	President

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

     On the ___ day of                     , 2005, before me, a notary public in and for said State, personally appeared Nello Gonfiantini, III, known to me ~~(or proved to me on the basis of satisfactory evidence)~~    to be the person that executed the within instrument, in an authorized capacity on behalf of the named corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     [NOTARIAL SEAL]

Notary Public

DEUTSCHE BANK NATIONAL TRUST COMPANY as Trustee

By:

Name:
Title:

By:

Name:
Title:

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF	)

     On the ___ day of                     , 2005 before me, a notary public in and for said State, personally appeared                                         , known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed the within instrument, in an authorized capacity on behalf of the named corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

     [NOTARIAL SEAL]

Notary Public

EXHIBIT A

[FORM OF FACE OF CERTIFICATED NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED BY ANY GOVERNMENTAL AGENCY.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), A(2), (A)3 OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL “ACCREDITED INVESTOR” AS DEFINED IN SUBPARAGRAPH (A)(4), (A)(5) OR (A)(6) OF RULE 501 UNDER THE SECURITIES ACT WHO IS RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY AND WHO IS ACQUIRING THE SECURITY FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

No.	$
Date of Issuance:

SPECIALTY TRUST, INC.
Collateralized Investment Notes

     SPECIALTY TRUST, INC., a Maryland corporation (hereinafter called the “Issuer,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to                                         , or its registered assigns (the “Holder”) the principal sum of                                          Dollars ($                    ) on                      (the “Stated Maturity” of said principal sum), and to pay interest upon the unpaid amount of such principal sum from the date of issuance, monthly on the 20th of each month commencing on                                          (each an “Interest Payment Date”) [or—on the 20th of the month that represents an anniversary of the issuance date], at the rate of ___% per annum, until the principal is paid in full or made available for payment. Interest shall be computed on the basis of a 365-day year and actual days elapsed or on the basis of a 360-day year consisting of twelve 30-day months or on the basis of such other method as may be determined by the Issuer, as set forth in an Issuer Order delivered to the Trustee on or prior to the issuance date of the Notes. Interest on the Notes will in no event be less than the applicable federal rate under Section 1274 of the Internal Revenue Code. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of ___, 2005 (the “Indenture”) executed by Deutsche Bank National Trust Company, Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) and the Issuer. Payment of principal and interest on this Note shall be subject and pursuant to the provisions of the Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an authorized officer of the Issuer as of the date of issuance set forth above.

SPECIALTY TRUST, INC.

By:

Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK NATIONAL TRUST COMPANY as Trustee

By:

Authorized Officer

A-1

[FORM OF REVERSE OF NOTE]

     This Note is one of an authorized issue of Notes of the Issuer known as its “Collateralized Investment Notes” (the “Notes”), limited in aggregate principal amount up to U.S. $100,000,000 issued and outstanding at any one time. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the nature and extent of the property assigned, pledged, delivered, transferred and mortgaged thereunder, the rights, duties and obligations of the Holders of the Notes, the Trustee and the Issuer, and terms under which the Notes are authenticated, issued and secured. By receiving and holding this Note, the Holder hereof accepts and agrees and is subject to all of the terms and provisions of the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture, and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the Notes shall be conclusive and binding upon the holder of this Note and upon all future holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits certain amendments, waivers and consents by the Issuer and the Trustee without the consent of the Holders of any of the Notes.

     In any case where any Interest Payment Date or the Stated Maturity shall not be a Business Day in Nevada, then any payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day in Nevada with the same force and effect as if made on the Interest Payment Date or the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity to such next succeeding Business Day.

     If any Event of Default with respect to the Notes shall occur, the principal of this Note may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

     The Notes are authorized and issuable only as registered Notes without coupons in minimum denominations of $25,000. As provided in, and subject to the provisions of, the Indenture, the Notes are exchangeable for other Notes of a different authorized denomination or denominations, as requested by the Holder surrendering the same; provided, however, that the Issuer shall not be required to issue any Notes of a denomination less than $25,000.

     No service charge will be made for any such transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment for registration of transfer, the Issuer and the Trustee and any agent of the Issuer or the Trustee shall treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer nor the Trustee nor any agent of either of them shall be affected by notice to the contrary.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate and in the coin or currency herein prescribed.

     As provided in the Indenture, this Note shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

     The Issuer intends that each Note be classified as debt for all purposes, and the Issuer shall treat, and each Noteholder by acceptance of the Note shall be deemed to have agreed to treat, the Note as debt for all tax purposes and shall make all reportings and filings in a manner consistent with such classification unless and to the extent otherwise required by an applicable taxing authority.

TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                               (Please print or typewrite name and address of Assignee)                                          (Please insert Social Security or tax identification number of Assignee) the within Note, and all rights thereunder, hereby irrevocably constitution and appointing                                          Attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Dated:

Signature of Transferor

     NOTICE: The signature to this transfer must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever. If required by the Issuer, the signature must be guaranteed by a commercial bank or trust company or by a member of a signature guaranty medallion program. Notarized or witnessed signatures are not acceptable.

A-2

EXHIBIT B

CERTIFICATE OF AVAILABLE ELIGIBLE COLLATERAL

Dated _____________

     I, the undersigned officer of Specialty Trust, Inc. (the “Issuer”), in connection with the Indenture, dated as of ___, 2005 (the “Indenture”), between the Issuer and Deutsche Bank National Trust Company, trustee (the “Trustee”), do hereby certify that I am an officer of the Issuer holding the office set forth beneath my signature below and do hereby certify as to the following statements below. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Indenture.

     (i) that attached hereto is a Pledged Asset Schedule prepared by the Issuer as of the date of this Certificate (the “Applicable Valuation Date”) and that to the best of my knowledge the information contained in the Schedule attached hereto is accurate and correct and was prepared in accordance with the terms of the Indenture;

     (ii) the Issuer has calculated the Market Value and Discounted Value of each item of the Pledged Assets as of a date within five Business Days of the Applicable Valuation Date with the related calculations being set forth in the Schedule attached hereto, determined pursuant to the definitions of “Market Value” and “Discount Factor” contained in the Indenture;

     (iii) the Issuer has calculated the Basic Maintenance Amount for the Notes as of the Applicable Valuation Date, such calculation being set forth on the Schedule attached hereto;

     (iv) the Issuer has determined that the Discounted Value of the Pledged Assets equals or exceeds the Basic Maintenance Amount;

     (v) as of the Applicable Valuation Date, each item of Pledged Assets as set forth in the Schedule attached hereto is Eligible Collateral and each such item of the Pledged Assets set forth in the Schedule attached hereto conforms in all material respects to the definition of such item contained in the Indenture;

     (vi) as of the Valuation Date:

     (a) the Issuer is not in Default under, and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Indenture or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes have been complied with;

     (b) the Issuer is the owner of Pledged Assets, free and clear of any Lien, security interest or charge, has not assigned any interest or participation in any such Pledged Assets (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Pledged Assets to the Trustee;

     (c) the Issuer has Granted to the Trustee all of its right, title and interest in each of the Pledged Assets;

     (d) the ratio of (a) the Total Indebtedness of the Issuer, both secured and unsecured, to (b) the GAAP Net Worth of the Issuer, is no more than 5:1; and

     (e) the Issuer has and will maintain sufficient cash and unused credit facilities to pay all interest and principal due on the Notes on the next Payment Date.

     IN WITNESS WHEREOF, I have hereunto set my name this ___day of                     .

Name:
Title:

SCHEDULE I TO EXHIBIT B

PLEDGED ASSET SCHEDULE

EXHIBIT C

TRUSTEE’S CERTIFICATE

     Deutsche Bank National Trust Company, in its capacity as Trustee (the “Trustee”) under the Indenture dated as of ___, 2005 (the “Indenture”) between Specialty Trust, Inc. (the “Issuer”), and the Trustee, hereby certifies that there has been Delivered to the Trustee, or its nominee, and the Trustee, or its nominee, now has possession of Mortgage Notes, Short-Term Money Market Instruments and Cash, of the type and with the unpaid principal balance, set forth in the Pledged Asset Schedule attached hereto, with such exceptions, if any, shown on an exception report attached hereto. All terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

     The Trustee has not reviewed, analyzed, tested, compared or verified the information contained in any certificate or instrument representing these Pledged Assets nor has it examined or compared any signatures appearing thereon nor otherwise confirmed the validity, genuineness, enforceability, effectiveness or suitability of any such certificate or instrument or the insurability, collectability, recordability, perfection or priority of any instrument.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this ___day of                     .

Deutsche Bank National Trust Company, as Trustee

By:

Authorized Officer

C-1

EXHIBIT D

REASSIGNMENT AND DELIVERY OF PLEDGED ASSETS

     Deutsche Bank National Trust Company, Trustee (the “Trustee”), under the Indenture dated as of ___, 2005, between Specialty Trust, Inc. (the “Issuer”) and the Trustee, has received an Officers’ Certificate requesting withdrawal with respect to the Pledged Assets, dated                     .

     The Trustee hereby releases, reassigns and delivers to the Issuer the property identified in such Officers’ Certificate, where appropriate accompanied by the documentation reasonably requested by the Issuer to effect the registration of the same in the name of the Issuer, if the Issuer so requests.

Dated:

Deutsche Bank National Trust Company, Trustee

By:

Name:
Title:

D-1

EXHIBIT E

Tobin & Tobin
A PROFESSIONAL CORPORATION
PHILLIP R. POLLOCK	500 SANSOME STREET	RICHARD TOBIN (1852-1887)
Email: prpollock@tobinlaw.com	EIGHTH FLOOR	ROBERT TOBIN (1875-1889)
	SAN FRANCISCO, CALIFORNIA	CYRIL R. TOBIN (1905-1977)
94111
FACSIMILE (415) 433-3883
(415) 433-1400

July __, 2005

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Trust Administration-SY0501

     Re: Specialty Trust, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to Specialty Trust, Inc., a Maryland corporation (“Issuer”), in connection with the transactions contemplated by the Indenture, dated as of July 1, 2005 (the “Indenture”), between the Issuer and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms not otherwise defined herein have the meanings set forth in the Indenture.

     Pursuant to the Indenture, the Issuer will pledge to the Trustee, in trust, without recourse, all its right, title and interest in, to and under the Pledged Assets. Thereupon, from time to time Collateralized Investment Notes (the “Notes”) in the principal amount up to $200,000,000.00 (not to exceed $100,000,000.00 at any time outstanding) will be issued. The Issuer intends to sell the Notes in a private offering pursuant to a Private Placement Memorandum, dated June 16, 2005, (the “Private Placement Memorandum”).

     This opinion is rendered pursuant to Section 2.11(e) of the Indenture.

     In this connection, we have examined and are familiar with:

     (a) a copy of the Articles of Incorporation of the Issuer, and all amendments thereto, certified as of a recent date by the State Department of Taxation and Assessments of the State of Maryland;

     (b) a copy of the Bylaws of the Issuer, as amended to date, certified by the Secretary of the Issuer to be a true and correct copy;

     (c) a copy of the resolutions pertaining to the issuance of the Notes, adopted by the Board of Directors of the Issuer, certified by the Secretary of the Issuer;

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

     (d) a copy of the Issuer Order delivered to the Trustee with respect to the initial issuance of Notes (the “Initial Notes”);

     (e) signed counterparts of the Indenture;

     (f) a copy of the Private Placement Memorandum, relating to the Notes;

     (g) a receipt of even date herewith by you acknowledging receipt of the Pledged Assets with respect to the initial issuance of Notes (the “Initial Pledged Assets”); and

     (h) a copy of the financing statement listed on Schedule 1 naming the Issuer as Debtor and the Trustee as Secured Party, filed in the Office of the Secretary of State of the State of Maryland.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers, managers or other representatives of the Issuer and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, managers and other representatives of the Issuer and others.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Issuer we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.

     Unless otherwise indicated, reference in this opinion to:

     (1) “Nevada UCC” shall mean the Uniform Commercial Code (“UCC”) as in effect on the date hereof in the State of Nevada;

     (2) “Maryland UCC” shall mean the UCC as in effect on the date hereof in the State of Maryland;

     (3) “California UCC” shall mean the UCC as in effect on the date hereof in the State of California;

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

     (4) “Applicable UCC” shall mean the Nevada UCC, the Maryland UCC or the California UCC, as applicable; and

     (5) “UCC Search Report” shall mean the report set forth as Schedule 2 as to previously filed UCC financing statement.

     Members of the firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any other jurisdictions other than (i) the Maryland UCC and the corporate laws of the State of Maryland, (ii) the Nevada UCC and the mortgage laws of the State of Nevada, and (iii) the laws of the United States to the extent specifically addressed herein. In addition, our security interest opinions in Part B hereof are limited to Articles 8 and 9 of the Applicable UCC and therefore such opinions do not address (a) laws of jurisdictions other than Nevada, Maryland and California and the laws of Nevada, Maryland and California except for Articles 8 and 9 of the Applicable UCC, and (b) collateral of a type not subject to Articles 8 and 9 of the Applicable UCC. With your permission, we have rendered our opinions with respect to the Maryland UCC and the Nevada UCC based upon published compilations thereof.

     A. General Matters

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     1. All instruments furnished to the Trustee by the Issuer pursuant to Section 2.11 of the Indenture in connection with the issuance of the Initial Notes conform in all material respects to the requirements of the Indenture and constitute all of the documents required to be delivered under Section 2.11 for the Trustee to issue the Initial Notes.

     2. All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Initial Notes have been complied with in all material respects.

     3. The Issuer is a corporation duly organized under the laws of the State of Maryland with full power and authority to enter into and perform its obligations under the Indenture and the Notes.

     4. The Indenture will be the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

     5. The Initial Notes, when issued, registered in the Note Register and paid for, will be the legally valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms.

     6. Notes issued pursuant to Supplements separately and subsequently to the Initial Notes, when issued in accordance with the terms of the Indenture and paid for, will be the legally

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms.

     7. With respect to those Mortgages delivered to the Trustee on real property located in the States of California and Nevada, when the Mortgage Notes related to such Mortgages are assigned, delivered and pledged to the Trustee as part of the Pledged Assets, such Mortgages will continue, under the laws of the States of California and Nevada, respectively, to secure such Mortgage Notes as though, and to the same extent as if, such Mortgage Notes had not been assigned, delivered and pledged.

     8. It is not necessary to record or file the Indenture or to take any other action, except as set forth in Part B hereof, in order to make effective the Lien and security interest created by the Indenture in the Mortgage Notes included in the Pledged Assets.

     Our opinions expressed herein are subject to the following qualifications:

     (a) we express no opinion as to whether the Pledged Assets Granted to the Trustee as security conform to the requirements of the Indenture;

     (b) we express no opinion as to whether the amount of cash or other collateral, if any, delivered to the Trustee pursuant to any subsection of Section 2.11 of the Indenture is the requisite amount;

     (c) enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (d) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the collateral contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Indenture, and the Indenture, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security described therein;

     (e) we express no opinion as to the effect on the opinions herein stated of (i) the compliance or noncompliance of any party (other than the Issuer) to the Indenture with any state or federal or other laws or regulations applicable to them, or (ii) the legal or regulatory status or the nature of the business of each such party (other than the Issuer);

     (f) we express no opinion as to the enforceability of any rights to contribution or indemnification, or waivers of or agreements not to assert legal rights, provided for in the Indenture which are violative of the public policy underlying any laws, rules or regulations (including federal or state securities laws, rules or regulations);

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

     (g) we express no opinion as to whether the execution, delivery or performance by the Issuer to the Indenture will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Issuer; and

     (h) we express no opinion as to the enforceability of any provision in the Indenture with respect to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection or nonperfection of security interests.

     B. UCC Matters

     The Indenture provides for the Grant to the Trustee by the Issuer of a security interest in the Pledged Assets.

     You have asked for our opinions with respect to the security interest in the Mortgage Notes included in the Pledged Assets and other property included in the Pledged Assets the security interest in which is perfected by filing of a financing statement (the “Filing Collateral”). We call to your attention that under the Applicable UCC, events occurring subsequent to the date hereof may affect any security interest subject to the Applicable UCC including, but not limited to, factors of the type identified in Section 9-315 with respect to proceeds; Section    9-316 with respect to changes in the location of the collateral and the location of the debtor; Section 9-339 with respect to subordination agreements; Section 9-515 with respect to continuation statements; and Sections 9-320, 9-330 and 9-331 with respect to subsequent purchasers of collateral. In addition, actions taken by the secured party (e.g., voluntary releasing, assigning or subordinating a security interest, delivering possession of the collateral to the debtor or another person) may affect any security interest subject to the Applicable UCC.

     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

     1. The Indenture is effective to create, in favor of the Trustee, a valid security interest under the Applicable UCC in all of the Issuer’s right, title and interest in, to and under (a) the Mortgage Notes included in the Initial Pledged Assets (the “Initial Mortgage Notes”) and all Mortgage Notes subsequently included in the Pledged Assets (the “Subsequent Mortgage Notes”) and (b) the Filing Collateral.

     2. The Initial Mortgage Notes have been duly and validly assigned, delivered and pledged to the Trustee and the security interest referred to in paragraph 1 above constitutes a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Issuer in the Initial Mortgage Notes and the Mortgage Loans evidenced thereby and all proceeds thereof, and under the Applicable UCC, no other security interest of any other creditor of the Issuer is equal or prior to the security interest of the Trustee in the Initial Mortgage Notes and all proceeds thereof.

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

     3. When the Subsequent Mortgage Notes are delivered by the Issuer to the Trustee or its designee, duly endorsed in blank without recourse, the Subsequent Mortgage Notes will have been duly and validly assigned, delivered and pledged to the Trustee and the security interest referred to in paragraph 1 above will constitute a fully perfected first priority security interest under the Applicable UCC in all right, title and interest of the Issuer in the Subsequent Mortgage Notes and the Mortgage Loans evidenced thereby and all proceeds thereof, and under the Applicable UCC, no other security interest of any other creditor of the Issuer will be equal or prior to the security interest of the Trustee in the Subsequent Mortgage Notes and all proceeds thereof.

     4. The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the State of Nevada or Maryland financing statements covering collateral of the Issuer, a security interest in which is perfected by filing, as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person (other than a Person whose interest in Filing Collateral has been released) who has filed in the State of Nevada or Maryland a financing statement describing Filing Collateral prior to the effective dates of the UCC Search Report.

     Our opinions with respect to the security interests in the Pledged Assets are subject to the following qualifications:

     (a) we have assumed that the Initial Mortgage Notes exist and the Subsequent Mortgage Notes will exist at the time of delivery to the Trustee and that the Issuer has sufficient rights in the Initial Mortgage Notes and will have sufficient rights in the Subsequent Mortgage Notes for the security interest of the Trustee to attach, and we express no opinion as to the Issuer’s rights in, or title to, any of the Mortgage Notes;

     (b) we have assumed that there are no agreements between the Issuer and any account debtor prohibiting, restricting or conditioning the assignment of any portion of the Initial Mortgage Notes;

     (c) we call to your attention that the security interest of the Trustee may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

     (d) we have assumed that each Mortgage Note constitutes an instrument under the Applicable UCC and is represented by only one original document;

     (e) with respect to paragraph 2 in this Part B, we express no opinion with respect to the priority of the security interest of the Trustee in the Mortgage Notes against any of the following: (i) pursuant to Section 9-317(a) or (1) of the Applicable UCC, certain parties who become lien creditors prior to the time of perfection of the security interest or prior to the occurrence of the events specified in Section 9-317(a)(2)(B) or (1)(b); (ii) pursuant to Section

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

9-317(b) or (2) of the Applicable UCC, certain buyers who are not secured parties that take delivery of the Mortgage Notes prior to the perfection of the security interest; (iii) pursuant to Section 9-323(b) or (2) of the Applicable UCC, a lien creditor to the extent that provision limits the priority afforded future advances; (iv) pursuant to Section 9-323(a) or (1) of the Applicable UCC, another secured creditor to the extent that provision limits the priority afforded future advances; (v) pursuant to Section 9-322(b)(1) or (2)(a) of the Applicable UCC, another secured party with a perfected security interest in other property of the Issuer to the extent the Mortgage Notes are proceeds of such other creditor’s property; (vi) pursuant to Sections 9-109, 9-308, 9-309 and 9-310 of the Applicable UCC, to the extent another creditor is not required to file a financing statement to perfect its interest; and (vii) pursuant to Section 9-312(e) or (5) of the Applicable UCC, in the case of instruments, certificated securities and documents, a security interest perfected for twenty days without possession;

     (f) we have assumed that when the Initial Mortgage Notes are delivered by the Issuer to the Trustee or its designee, such Initial Mortgage Notes are duly endorsed in blank without recourse;

     (g) we have assumed that the Trustee has not received notice of the interest of any other person in any of the Initial Mortgage Notes prior to receipt of notification from the Issuer of the Trustee’s security interest in such Initial Mortgage Notes;

     (h) we have assumed that the chief executive office of the Issuer is and will be in Reno, Nevada;

     (i) we have assumed that all relevant financing statements in which the Issuer is named as a debtor have been properly filed, indexed and recorded in the States of Nevada and Maryland and are identified in the UCC Search Report;

     (j) we have assumed that the Initial Mortgage Notes and Subsequent Mortgage Notes (i) will be continuously located in the State of California in the possession of the Trustee and (ii) will contain only signatures thereon which are genuine; and

     (k) for purposes of our opinions we have assumed that the Issuer is not a broker, securities intermediary or commodity intermediary.

     This opinion is expressly subject to there being no material change in the statutory or decisional law, and there being no additional facts of which we are not aware that would materially affect the validity of the assumptions set forth herein (and we are not aware of any such material facts).

Tobin & Tobin

Deutsche Bank National Trust Company
July ___, 2005

     This opinion may be relied upon solely by the person or entity to which it is addressed, and no other person or entity is entitled to rely hereon without our prior written consent.

Very truly yours,

SCHEDULE 1

UCC FINANCING STATEMENT

SCHEDULE 2

UCC SEARCH REPORT

EXHIBIT F

ISSUER ORDER

[July 2005]

SPECIALTY TRUST, INC.

COLLATERALIZED INVESTMENT NOTES

     The undersigned, being an Authorized Officer as defined in the Indenture, dated as of July 1, 2005 (the “Indenture”), by and between Specialty Trust, Inc. (the “Issuer”) and Deutsche Bank National Trust Company, as Trustee (the “Trustee”), on behalf of the Issuer hereby certifies that the undersigned has read Section 2.01 of the Indenture and the Board Resolution relating to the issuance of the Issuer’s Collateralized Investment Notes (the “Notes”) as adopted by the Board of Directors of the Issuer and further certifies to the Trustee in accordance with Section 2.01 of the Indenture regarding the Notes to be issued on July ___, 2005 (the “Issuance Date”) as follows:

     (a) the principal of each Note shall be payable (“Stated Maturity Dates”) on one of the following dates:

$	due on , 2005
$	due on , 2005
$	due on , 2005;

     (b) The Notes shall be issued in minimum denominations of $25,000 and $1,000 increments in excess thereof;

     (c) the rates at which the Notes shall bear interest are as follows:

_____%for three-month term
_____%for six-month term
___%	for ___-month term;

     (d) the Issuer shall be the Note Registrar;

     (e) there are no deletions, modifications or additions to the Events of Default with respect to the Notes;

     (f) the Issuer shall act as Paying Agent with respect to the Notes;

     (g) the Notes will be uncertificated;

     (h) the principal amount of each Note being issued (listed by record holder and the Note and account number), its Stated Maturity Date, interest rate and whether interest is payable monthly or compounded monthly and payable annually or at maturity, if earlier, are set forth in Schedule I hereto; and

     (i) a list of each Note maturing on the Issuance Date (by record holder and the Note and account number) is set forth on Schedule II hereto, showing separately the amounts of principal and interest payable on such date and the amounts, respectively, being paid or rolled over by issuance of a new Note and the Note and account number of such new Note.

     Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

F-1

     IN WITNESS WHEREOF, this Issuer Order is executed as of [July ___, 2005].

By:

Name:

Title:

F-2

EXHIBIT G

NOTICE TO NOTEHOLDER

[SPECIALTY LETTERHEAD]

[Date — 6th of month]

[Record Holder Name and Address]

Re: Note No. [__________]

Dear [___________]:

Just a reminder to you that the above-referenced Note will mature and be payable on ____________, 2005. You have the option to renew your investment with a new Note. Included is a rate sheet showing our current rates and terms.

I will be calling you in the next few days to discuss your options. In the meantime, if you have any questions, please do not hesitate to call me.

Also, this is to remind you that if I am not able to reach you and you do not contact us by [insert the date of the business day preceding the maturity date], under the terms of our Note Program if your Note has a term of one year or less, the principal amount of your maturing Note will be rolled over into a new Note with a term equal to your maturing Note’s original term and bearing interest at the rate we are currently offering for Notes of that term. If your Note has a term that exceeds one year, the principal amount of your maturing Note will be rolled over into a new Note with a term equal to three months and bearing interest at the rate we are currently offering Notes with a three month term. Only the principal amount of your maturing Note will be rolled over. All interest due on your maturing Note will be paid to you in cash on the maturity date. If you do not want the principal amount of your maturing Note to roll over, please call me or send me a copy of this letter signed by you in the space below.

I look forward to talking with you.

Sincerely,

Stacy Asteriadis
Account Executive
(775) 826-0809
(775) 826-0166 (fax)

I do not want the principal amount of
my maturing Note to be rolled over.

[Name of Record Holder]

G-1

EXHIBIT H

PURCHASE CONFIRMATION

AND INITIAL TRANSACTION STATEMENT

FOR

SPECIALTY TRUST, INC.

COLLATERALIZED INVESTMENT NOTES

THE COLLATERALIZED NOTES REFERRED TO BELOW HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, NEITHER THE COLLATERALIZED NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE COLLATERALIZED NOTES ARE NOT A SAVINGS ACCOUNT OR DEPOSIT AND ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY.

THE HOLDER OF THE COLLATERALIZED NOTES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH COLLATERALIZED NOTES ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COLLATERALIZED NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), A(2), (A)3 OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE COLLATERALIZED NOTES FOR ITS OWN ACCOUNT OR FOR THE INVESTOR ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL “ACCREDITED INVESTOR” AS DEFINED IN SUBPARAGRAPH (A)(4), (A)(5) OR (A)(6) OF RULE 501 UNDER THE SECURITIES ACT WHO IS RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY AND WHO IS ACQUIRING THE COLLATERALIZED NOTES FOR HIS OR HER OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE COLLATERALIZED NOTES COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

PURCHASE CONFIRMATION
AND INITIAL TRANSACTION STATEMENT
FOR
SPECIALTY TRUST, INC.
COLLATERALIZED INVESTMENT NOTES

This is to confirm your purchase of Specialty Trust Collateralized Investment Notes as described below:

Issue #:

Account #

Record Holder(s):

Address of Record Holder(s):

Date of Issuance:

Principal Amount:

Interest Rate:

Stated Maturity Date:

Interest Payment Method:

☐	$___on the 20th day of each month commencing ___, 2005 and at Stated Maturity

☑	compounded monthly, paid annually or at Stated Maturity if earlier (see attached schedule)

If any of the foregoing information is incorrect, please call Stacy Asteriadis immediately at 775-826-0809. This Purchase Confirmation shall be deemed conclusive if not objected to in 10 days.

Specialty Trust’s Address for Purposes of all	6160 Plumas Street
Notices and Communications Regarding the Notes:	Reno, NV 89509
Attn: Stacy Asteriadis

The Collateralized Investment Notes are governed by the terms and provisions of the Indenture, dated as of July __ 1, 2005 (the “Indenture”), by and between Specialty Trust and Deutsche Bank National Trust Company, as Trustee, which terms and provisions are hereby incorporated by reference. Copies of the Indenture may be obtained upon request directed to Specialty Trust at the above address.

This Purchase Confirmation is merely a record of the rights of the Record Holder as of the time of its issuance. Delivery of this Purchase Confirmation, of itself, confers no right on the recipient. This Purchase Confirmation is neither a negotiable instrument nor a security. The Collateralized Investment Notes are issued only in uncertificated form and evidenced by a confirmation of book entry on the register maintained by Specialty Trust. Specialty Trust will treat the person(s) whose name(s) is (are) so recorded on the register as the owner(s) of the Note for all purposes. Record Holders may transfer ownership of a Note on our register only by written notice to Specialty signed by the owner(s), or the owner’s authorized representative, on the form set forth on the reverse hereof. Record Holders may not pledge, assign or hypothecate the Notes as collateral for a loan or otherwise. The Collateralized Investment Notes are not subject to any liens of Specialty Trust or any adverse claims.

Principal and interest on the Notes will be paid by check mailed to the person entitled to the payments at his or her address appearing in the register.

We will send notice to investors whose Notes are coming due approximately two weeks prior to the Stated Maturity Date. We will automatically rollover a maturing Note by issuing a new Note with a term equal to the maturing Note’s original term and at the current interest rate being offered by us on Notes of the same term and duration as the maturing Note unless (a) we receive notice from the Noteholder at least one business day before the Stated Maturity Date of the Note to pay the maturing Note in cash or (b) we give the Holder notice at least five business days before the Note’s maturity that the Note will be paid in cash. A Noteholder whose Note is rolled-over will be paid the interest due at maturity in cash; only the principal amount will be rolled-over.

SPECIALTY TRUST, INC.

By:

Name:	Grace C. Caudill
Title:	Secretary

[Reverse side of Purchase Confirmation]

FORM OF TRANSFER

The undersigned Record Holder hereby authorizes and directs Specialty Trust to transfer record title to the Collateralized Investment Notes referred to on the facing page of this Purchase Confirmation to:

(Please print or type name and address of Transferee)

(Please insert social security or tax identification number of Transferee)

Dated:

Signature of Transferor

The completed transfer form should be sent to Specialty Trust at the address set forth on the facing page of this Purchase Confirmation. A Transfer will be effective at the time Specialty Trust enters the transfer on the register of Record Holders.

For Specialty Mortgage Use Only:

Account No.:

Note Issue No.:

EXHIBIT I

NOTE REGISTER

NOTE INFORMATION												ACCOUNT OWNER INFORMATION
		ISSUE	MATURITY	INTEREST	PRINCIPAL		MATURITY	DATE	NEW		$ ADDED OR	DATE
ISSUE #	ID	DATE	DATE	RATE	AMOUNT	COMP. ?	AMOUNT	EXCHANGED	ISSUE #	ID	WD	REDEEMED	ALPHA	ACCT. #	HOLDER NAME	ADDRESS	CITY	ZIP	SSN/TIN	PHONE #

0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%
0.00%

I-1

EXHIBIT J

INVESTMENT APPLICATION

Collateralized investment notes
investment application

Indicate Term of Your Investment

Enclosed is my check for the purchase of a Specialty Trust, Inc. collateralized investment note(s). I have received the Specialty Trust, Inc. Private Placement Memorandum and I am a bona-fide resident of the state listed below. Call or write Specialty Trust, Inc. if you want another Private Placement Memorandum. Minimum investment is $25,000 and $1,000 increments thereafter.

On                      please invest my check in the amount of $                     for                     months.

Interest Payment Option

Please check one of the following interest payment options:

___	Compound interest monthly and pay annually or, if earlier, at maturity. If no interest option is checked, interest will be compounded monthly and paid annually or, if earlier, at maturity.

___	Monthly (in arrears on the 20th day of each month)

For terms longer than one year:

___	Compound interest monthly and pay annually on the anniversary dates of issuance.

Investor Information

Account Type

1.	Individual	8.	Pension Trust
2.	Joint Tenants	9.	IRA Custodial
3.	Tenants in Common	10.	Pension Custodial
4.	Custodial Account for Minor (NUTMA)	11.	Corporation
5.	In Trust For Account	12.	Partnership
6.	Legal Trust	13.	Limited Liability Corporation
7.	Estate	14.	Unincorporated Association

Name of Account Owner (Company, Trust, Custodian):

Name of Individual/Joint Owner/Trustee:				Date of Birth:

Name of 2nd Joint Owner/Trustee:				Date of Birth:

Name of Beneficiary or Minor				Date of Birth:

Telephone Number: ( )		Alternate Telephone:	( )

Street Address:

City	State		Zip Code

Mailing or Alternate Address:

City	State		Zip Code

Investor Experience

What types of investments have you made in the past? (Check all that apply)

_____ Mutual Funds           _____ Stocks & Bonds _____ Annuities _____ Certificates of Deposit _____ Real Estate Trust Deeds

Please answer the following questions:

How did you hear about Specialty Trust, Inc.?

Would you like a brochure sent to a friend or family member who may be interested in investing with Specialty Trust, Inc. and is an Accredited Investor or Qualified Institutional Buyer? If so, please complete their name and address below.

Signatures

Signature of Account Owner—	Date	Joint Signature (if applicable)— Date

Account Authorization		Account Authorization

I/we attest that I/we are purchasing this Secured Investment Note for investment purposes only.

Minimum investment is $25,000. Make your checks payable to Specialty Trust, Inc.

Taxpayer Identification Number (TIN) and Certification

Enter your TIN on the appropriate line below. For individuals, this is your social security number (SSN). For joint accounts, the SSN of the account owner (the first individual on the account) should be provided. For all other types of accounts, see the chart below for guidelines on whose number to enter.

Social Security Number (SSN)	; or

Employer Identification Number (EIN)

Please print the name of the person/entity whose SSN or EIN is furnished above:

Under penalty of perjury, I certify that: 1. The number shown on this form is the correct applicable Taxpayer Identification Number (Social Security Number), and 2. I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart 2 if you are subject to withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

☑

Signature of Account Owner — TIN Certification	Date

Instructions for Taxpayer Identification Number (TIN) and Certification

Purpose of TIN and Certification. A company that is required to file an information return with the IRS must get your correct TIN to report interest income paid to you. Giving your correct TIN and making the appropriate certification will prevent interest payments from being subject to backup withholding. What is Backup Withholding? Companies making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called “backup withholding.” Payments that could be subject to backup withholding include interest payments. If you provide the correct TIN, make the proper certifications, and report all your taxable interest, your payments will not be subject to backup withholding.

What TIN to give the Requester?

For this type of Account	Give the Social Security Number of:
1. Individual	The individual
2. Joint Account	The account owner (i.e., the first individual on the account)
3. Custodian Account of a Minor	The minor
(Uniform Transfer to Minors Act)
4. In trust for account	The grantor and actual owner of the funds
5. Sole Proprietorship	The owner (note: employer identification number may be used instead)
For this type of Account	Give Employer Identification Number of:
6. A valid trust, estate or pension trust	The legal entity
7. Corporate	The corporation
8. Unincorporated Association	The association
9. Partnership	The partnership

Officer Comments/Special Handling:

Account #	First Issue #

FEES FOR EARLY REDEMPTION

If we decide, in or sole discretion, to honor a written request for early redemption of a Note, we retain the right to charge an early redemption fee. In cases where the investor dies or is declared legally incompetent the early redemption fee will be waived. The early redemption fee will be calculated on a simple interest basis using the Note’s principal balance on the date of issuance. Hence, application of the fee for early redemption will in no event result in the investor receiving back an aggregate amount f less than his/her principal amount. Regardless of when the early redemption occurs, the fee will be based on the original term of the Note calculated as follows:

Term of Secured Note	Early Redemption Fee
2 months to 5 months	60 days interest
6 months to 11 months	90 days interest
1 year	120 days interest
2 years	180 days interest
3 years	1 year interest
4 years	1-½ years interest
5 years	2 years interest

EXHIBIT K

NOTE PURCHASE AGREEMENT

     NOTE PURCHASE AGREEMENT (the “Agreement”) made between Specialty Trust, Inc., a Maryland corporation (the “Company”) and the undersigned purchaser (the “Purchaser”).

WITNESSETH:

     WHEREAS, the Company desires to issue in a private placement offering (the “Offering”) an aggregate of up to $200,000,000 of Collateralized Investment Notes (the “Notes”) upon the terms and subject to the conditions hereinafter set forth, and the Purchaser desires to acquire such a Note in the amount, and with an interest rate and maturity date, set forth in Article IX hereof;

     NOW, THEREFORE, for and in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I

PURCHASE OF NOTE AND AMOUNT AND METHOD OF PAYMENT

     1.1 Upon the terms and subject to the conditions hereinafter set forth, the Purchaser hereby subscribes for and agrees to purchase from the Company a Note in the amount, and with an interest rate and maturity date, set forth in Article IX hereof at par (the “Purchase Price”) and the Company agrees to sell such Note to the Purchaser for said Purchase Price. The Purchase Price is payable on the date (the “Closing Date”) specified by the Company to the Purchaser by either bank cashier’s check or certified check, wire transfer of immediately available funds or United States postal money order. Any interest accrued on funds held by the Company pending the closing will be paid to the Company and not to the Purchaser.

     1.2 The Purchaser has received from the Company a copy of a Private Placement Memorandum of the Company dated June 16, 2005, together with any exhibits or supplements thereto (the “Offering Documents”). The Purchaser has completed a careful review of the Offering Documents prior to signing this Agreement. A copy of the Indenture, dated July 1, 2005, by and between the Company and Deutsche Bank National Trust Company, as Trustee, is available upon request from the Company.

     1.3 The Purchaser shall be entitled to all the benefits of a Noteholder under the Indenture and shall be entitled to enforce such Indenture as fully as if the Purchaser were a party to such Indenture. The Indenture creates rights and obligations of the undersigned and each other holder of Notes.

ARTICLE II

REJECTION/ACCEPTANCE OF SUBSCRIPTION

     2.1 THE UNDERSIGNED UNDERSTANDS AND AGREES THAT THE COMPANY IN ITS SOLE DISCRETION RESERVE THE RIGHT TO ACCEPT OR REJECT THIS OR ANY OTHER SUBSCRIPTION FOR NOTES IN WHOLE OR IN PART WITHOUT LIABILITY TO ANY PROSPECTIVE PURCHASER.

     2.2 In the event that this subscription is rejected, in whole or in part, or withdrawn (or deemed to be withdrawn), or if the Offering is terminated (or deemed to be terminated), this Agreement shall thereafter have no force or effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     3.1 The Purchaser acknowledges that he or she must be a qualified investor, as described in Section 3.2 below, in order to qualify for the purchase of Notes.

     3.2 The Purchaser represents that he or she is either a “qualified institutional buyer” (“QIB”) as defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Act”), or an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act (“Rule 501”), as indicated by his or her responses to the questions contained in Article VIII hereof, and that he or she is able to bear the economic risk of an investment in the Note.

     3.3 The Purchaser acknowledges that he or she has prior investment experience, including investment in non-listed and non-registered securities, or he or she has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to him or her and to all other prospective investors in the Notes and to evaluate the merits and risks of such an investment on his or her behalf.

     3.4 The Purchaser hereby represents that he or she has been furnished by the Company during the course of this transaction with all information regarding the Company which he or she had requested or desired to know; that he or she has been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which he or she had requested.

     3.5 The Purchaser hereby acknowledges that the offering of the Notes has not been reviewed by, and the fairness of such Notes has not been determined by, the United States Securities and Exchange Commission (“Commission”) or any state regulatory authority, since the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. The Purchaser represents that the Note being purchased by him or her is being purchased for his or her own account, for investment and not for distribution of the Note to others.

     3.6 The Purchaser understands that the Notes have not been registered under the Act or any state securities or “blue sky” laws and are being sold in reliance on exemptions from the registration requirements of such Act and such laws. The Purchaser agrees on his or her own behalf and on behalf of any investor account for which he or she is purchasing a Note to offer, sell or otherwise transfer such Note only (a) to the Company; (b) pursuant to a registration statement which has been declared effective under the Act; (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person he or she reasonably believes is a QIB, that purchases for its own account or for the investor account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A; (d) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 that is purchasing for its own account or for the investor account of such an institutional “accredited investor”; (e) to an individual “accredited investor” within the meaning of subparagraph (a)(4), (5) or (6) of Rule 501 who is purchasing for his or her own account and is residing in one of the jurisdictions authorized by the Company; or (f) pursuant to any other available exemption from the registration requirements of the Act; subject, in each of the foregoing cases to any requirement of law that the disposition of his or her property or the property of such investor account or accounts be at all times within his, her or their control and to compliance with any applicable state securities laws. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above, the transferor shall deliver a letter from the transferee to the Company which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 and that it is acquiring the Note for investment purposes and not for distribution in violation of the Securities Act. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above, the transferor shall deliver a certificate or note purchase agreement, which is available from the Company, which shall provide, among other things, that the transferee is an individual “accredited investor” within the meaning of subparagraph (a)(4), (5) or (6) of Rule 501 residing in one of the jurisdictions authorized by the Company and that he or she is acquiring the Note for investment purposes and not for distribution in violation of the Act. Each purchaser acknowledges that the Company reserves the right prior to any offer, sale or other transfer of the Note pursuant to clauses (d) or (e) above to require the delivery of an opinion of counsel, certificates and/or other information reasonably satisfactory to the Company. A Note may not be transferred to any “benefit plan investor” as such term is defined in 29 C.F.R. § 2510.3-101 unless the proposed transferee provides a disclosure and acknowledgment form.

     3.7 The Purchaser understands that the Company is not and will not be obligated to comply with any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the Company makes no, and will not make any, representation or warranty that it will disseminate to the public any current financial or other information concerning the Company.

     3.8 The Purchaser consents to the placement of a legend on the Note stating that the Note has not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof.

     3.10 The Purchaser understands that the Company will review this Agreement and is hereby given authority by the undersigned to call his or her bank or place of employment or otherwise review the financial standing of the Purchaser.

     3.11 The undersigned, if acting in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein on behalf of the subscribing partnership, trust, corporation or other entity for which the undersigned is acting and such partnership, trust, corporation, or other entity has full right and power to subscribe for the Note and perform its obligations pursuant to this Agreement.

     3.12 Within five business days after receipt of a request from the Company, the undersigned hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

     3.13 The Company may rely, and shall be protected in acting upon, any papers or other documents which may be submitted to any of them in connection with the Notes and which are believed by them to be genuine and to have been signed or presented by the proper party or parties, and the Company shall not have any liability or responsibility with respect to the form, execution or validity thereof.

     3.14 The Purchaser hereby represents that the address of the Purchaser furnished by him or her in Article IX is the undersigned’s principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

     3.15 The Purchaser represents that all funds used to purchase the Note satisfy one of the following:

(a) no part of such funds constitutes assets of any “employee benefit plan,” as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”); or

(b) to the extent that any part of such funds constitutes assets of any employee benefit plan (or its related trust), the use of such funds would not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     3.16 The Purchaser hereby agrees to treat the Note as debt for all tax purposes and shall make all reportings and filings in a manner consistent with such classification unless and to the extent otherwise required by an applicable taxing authority.

     3.17 The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the undersigned to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of this Agreement as if made on and as of such date and shall survive such date and if there should be any material change in such information prior to the Closing Date of the sale of the Note, the undersigned will immediately furnish such revised or corrected information to the Company. The Purchaser understands that the Company will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Purchaser hereby consents to such reliance.

ARTICLE IV

REPRESENTATIONS AND WARRANTS OF THE COMPANY

     4.1 The Company represents, warrants and, where applicable, covenants to the Purchaser that at the Closing Date:

          (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Maryland and has the corporate power to conduct the business which it proposes to conduct; and

          (b) The execution, delivery and performance of this Agreement by the Company have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Notes contained therein have been duly taken and approved.

ARTICLE V

DELIVERY OF NOTE

     5.1 The Notes will be issued only in uncertificated form and evidenced by a confirmation of book entry on the register maintained by Specialty Trust and a statement issued by the Company to each Noteholder.

ARTICLE VI

MISCELLANEOUS

     6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, or sent by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Company:	Copy to:

Specialty Trust, Inc.	Tobin & Tobin
6160 Plumas Street	500 Sansome Street, 8th Floor
Reno, NV 89509	San Francisco, CA 94111
Attn: Mr. Nello Gonfiantini	Attn: Phillip R. Pollock, Esq.
Tel.: (702) 826-0809	Tel.: (415) 433-1400
Fax.: (702) 826-0166	Fax.: (415) 433-3883

To the Purchaser: At the address shown in Article IX hereof.

To the Trustee:	Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705
Attn: Trust Administration-SY0501

     Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

     6.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     6.3 The undersigned hereby acknowledges and agrees that this Agreement shall survive the death, incompetence, merger, disability, liquidation, dissolution or other termination of the undersigned and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligations of the undersigned hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and assigns.

     6.4 Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of the Note as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

     6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     6.6 In order to discourage frivolous claims, the parties agree that unless a claimant in any proceeding succeeds in establishing his or her claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their legal costs and expenses relating to such proceeding and/or incurred in preparation therefore.

     6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     6.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     6.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     6.10 This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

ARTICLE VII

NOTICE TO CERTAIN STATE RESIDENTS

     7.1 Texas Residents: If the undersigned is a natural person, he or she represents that his or her investments in the Note does not exceed 20% of his or her net worth (or joint net worth with spouse).

     7.2 New York Residents: If the undersigned is a natural person, he or she understands that the Offering has not been reviewed by the Attorney General of the State of New York because of the Company’s representations that this is intended to be a non-public offering pursuant to Section 4(2) of the Act, and that if all of the conditions and limitations are not complied with, the Offering will be resubmitted to the Attorney General for amended exemption. The undersigned understands that any offering literature used in connection with this Offering has not been prefiled with the Attorney General and has not been reviewed by the Attorney General. The undersigned represents that he or she has adequate means of providing for his or her current needs and possible personal contingencies, and he or she has no need for liquidity of this investment. The undersigned understands that all documents, records and books pertaining to this investment have been made available for inspection by his or her attorney or accountant or his or her offeree representative and himself or herself, and that the books and records of the Company will be available, upon reasonable notice, for inspection by investors at reasonable hours at its principal place of business.

     7.3 Residents of Certain States. If the undersigned is a resident of any state or other jurisdiction as to which a “Notice” legend is contained in the Private Placement Memorandum, the undersigned by signing the signature pages hereof acknowledges having read such Notice and represents that he or she is in full compliance therewith.

ARTICLE VIII

CONFIDENTIAL INVESTOR QUESTIONNAIRE

     The Purchaser represents and warrants that it comes within each category marked below, and that for any category marked, it has truthfully set forth any description required as provided for below. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, and who resides in a jurisdiction other than one of the following states or jurisdictions: Alaska, Guam, New Hampshire, New York, North Dakota and South Dakota.

Explanation: In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ___	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation), has a reasonable expectation of reaching the same income level in the current year, and resides in a jurisdiction other than one of the following states or jurisdictions: Alaska, Guam, New Hampshire, New York, North Dakota and South Dakota.

Category C ___	The undersigned is a director or executive officer of the Company and resides in a jurisdiction other than one of the following states or jurisdictions: Alaska, Guam, New Hampshire, New York, North Dakota and South Dakota.

Category D ___	The Undersigned is an individual (not a partnership, corporation, etc.) who does not come within Category A, B, or C above and who resides in a jurisdiction other than: Alaska, Guam, New Hampshire, New York, North Dakota, and South Dakota.

Category E ___	The undersigned is a bank as defined in Section 3(a)(2) of the Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Category F___	The undersigned is an employee benefit plan within the meaning of ERISA, and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, investment decisions are made solely by persons that are accredited investors, as defined in Rule 501(a) promulgated under the Act; or a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such a plan has total assets in excess of $5,000,000.

Employee benefit plans include for this purpose IRAs, qualified pensions, profit sharing and other retirement benefit trusts, entities whose assets include plan assets by reason of a plan’s investment in such entity, and other employee benefit plans described in section 3(3) of ERISA.

PLAN FIDUCIARY’S ACKNOWLEDGMENT: The undersigned has considered (i) whether the ownership of a Note is in accordance with the documents and instruments governing the plan, (ii) whether the ownership of the Notes is consistent with the fiduciary’s responsibilities and satisfies the applicable requirements of ERISA, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (iii) the prohibitions under ERISA on improper delegation of control over, or responsibility for “plan assets” and ERISA’s imposition of co-fiduciary liability on a fiduciary who participates in, or permits (by action or inaction) the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to plan assets, and (iv) the need to value the assets of the Plan annually. The undersigned fully understands the illiquid nature of an investment in the Note and that no secondary market will exist for the Note. As a plan fiduciary, the undersigned has reviewed both anticipated and unanticipated liquidity needs for the plan and has concluded that this investment is consistent with the plan’s foreseeable future liquidity needs.

Category G ___	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(describe entity)

Category H ___	The undersigned is an organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Note and with total assets in excess of $5,000,000.

(describe entity)

Category I ___	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Note, whose purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) promulgated under the Act.

Category J ___	The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.

(describe entity)

Category K ___	The undersigned is a “qualified institutional buyer” within the meaning of Section 7(a)(1) of Rule 144A.

(describe buyer)

     THE UNDERSIGNED UNDERSTANDS THAT THE COMPANY WILL RELY ON THE FOREGOING REPRESENTATIONS TO, AMONG OTHER THINGS, MAINTAIN THE EXEMPTION FOR THE OFFERING FROM THE REQUIREMENT TO REGISTER THE SECURITIES UNDER THE ACT.

Signature of Note Purchaser Date	Joint Signature of Note Purchaser	Date

EXHIBIT L

FORM OF OPINION OF TAX COUNSEL

_________, 2005

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA 92705

Specialty Trust, Inc.
6160 Plumas Street
Reno, NV 89509

     Re: Specialty Trust, Inc. — Collateralized Investment Notes / Tax Opinion

Ladies and Gentlemen:

     We have acted as special tax counsel to Specialty Trust, Inc. (the “Company”) in connection with its issuance of Collateralized Investment Notes (the “Notes”) pursuant to an Indenture, dated as of July 1, 2005, between the Company and Deutsche Bank National Trust Company, as trustee (the “Indenture”).

     In our capacity as special tax counsel, we have been asked to render an opinion regarding certain U.S. federal income tax matters related to the Company and the Notes, and have been asked to assist in the preparation of summaries of U.S. federal income tax laws contained in the Private Placement Memorandum, dated June 16, 2005 (the “PPM”), used in connection with the offering of the Notes. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

Scope of Review

     Our opinion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), Treasury regulations promulgated thereunder, administrative rulings, judicial decisions and other applicable authorities, all as in effect and available on the date hereof. We note that the statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

     In formulating our opinions, we have reviewed (i) the Indenture, (ii) a specimen of the Notes, (iii) the form of Note Purchase Agreement, (iv) the PPM, (v) the Company’s articles of incorporation and certain other organizational documents of the Company and its subsidiaries, as amended and supplemented to date,, (vi) a certificate from a duly appointed and knowledgeable officer of the Company upon which we have relied, confirming various factual matters regarding the Notes, the Note program and the methods of operation of the Company and its subsidiaries (the “Officer’s Certificate”), and (vii) such resolutions, certificates, records and other documents provided by or on behalf of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Assumptions

     (1) In rendering our opinion, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (ii) that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such documents and that such documents accurately reflect the material facts of such transactions.

     (2) For purposes of this opinion, we have also assumed the following:

     a. the PPM accurately reflects the methods of operation of the Company and the Company will at all times after the Closing Date continue to operate in the manner described therein; and

     b. the fees payable to the Company’s manager, including any base, incentive or termination fees, are reasonable compensation for the services that the manager provides to the Company and comparable to compensation paid to others performing similar services.

Opinions

     Subject to the qualifications and assumptions set forth herein, we are of the opinion that for U.S. federal income tax purposes:

     1. The Company was organized in conformity with the requirements for qualification as a “real estate investment trust” within the meaning of Section 856 of the Code, commencing with its taxable year ending December 31, 1998, and the Company’s actual and proposed methods of operation, as described in the PPM and as represented by the Company, should enable it to continue to so qualify;

     2. The Notes, once duly authorized and issued, should be treated as indebtedness of the Company, and not as an ownership interest in the Pledged Assets or as equity in the Company;

     3. The pool of assets comprising the Pledged Assets should not be classified as a “taxable mortgage pool” within the meaning of Section 7701(i) of the Code;

     4. Even if the pool of assets comprising the Pledged Assets is classified as a taxable mortgage pool, the segregated entity so created would not be subject to U.S. federal income tax as a corporation so long as the Company maintains both its classification as a real estate investment trust and tax ownership of the Pledged Assets; and

     5. Although the discussion in the PPM under the heading “United States Federal Income Tax Consequences” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Notes, in our opinion, such discussion taken as a whole constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Notes under existing law.

     In rendering our opinion in paragraph 1 above, we call to your attention that the determination of whether the Company qualifies as a real estate investment trust is highly factual in nature and ongoing qualification ultimately depends on facts that transpire after the date hereof. Although the Company’s current and contemplated investments and methods of operation should enable it to continue to qualify as a real estate investment trust, if such investments and/or operations are not achieved or achievable, or there are other material changes in any of the foregoing bases for our opinion, our conclusion could be adversely affected.

     In rendering our opinion in paragraph 2 above, we call to your attention that the determination of whether a borrowing secured by a pledge of assets constitutes debt, equity or a sale of the underlying assets for U.S. federal income tax purposes is predominantly a question of fact, and the ultimate conclusion is based not only upon the form of the relevant instruments but also upon the economic substance of the transaction. Our conclusion is based upon the application of the overall authorities to the facts of this transaction, as evidenced by the relevant transaction documents and the available financial information regarding the Company and its loan portfolio.

     In rendering our opinion in paragraph 3 above, we call to your attention that the determination of whether a pool of assets pledged to secure debt obligations constitutes a taxable mortgage pool is generally tested on each date that a debt obligation is issued and therefore the determination as to whether the pool of assets comprising the Pledged Assets constitutes a taxable mortgage pool on any future test date will depend on facts that transpire after the date hereof. Although the terms of the Note program and continuation of the Company’s historical methods of operating the Note program should enable the Pledged Assets to avoid classification as a taxable mortgage pool, if there are material changes in any of the foregoing bases for our opinion, our conclusion could be adversely affected.

Limitations

     Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Notes, or to any series or class of securities issued by the Company, or under any law other than U.S. federal income tax laws.

     This opinion was written to support the promotion and marketing of the Notes. This opinion is not intended and was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each taxpayer should seek advice from an independent tax advisor regarding the Notes based on each taxpayer’s own particular circumstances.

     We impose no limit on disclosure of this opinion or the tax treatment or tax structure of the transactions described herein. However, we are furnishing this opinion to you solely in connection with the issuance of the Notes and it cannot be relied upon by any other party or for any other purpose without our prior written permission.

Very truly yours,

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